UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 6)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 15, 2010

Date of Report (Date of earliest event reported)

First China Pharmaceutical Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-151212	74-3232809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number 504, West Ren Min Road,
Kunming City, Yunnan Province
People’s Republic of China, 650000

(Address of Principal Executive Offices)

852-2138-1668

(Registrant’s telephone number, including area code)

800 Bellevue Way, Suite 400, Bellevue, Washington 98004

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

First China Pharmaceutical Group, Inc. (the “Company”) is filing this Amendment No. 6 to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on September 21, 2010, as amended on December 6, 2010, January 19, 2011, March 1, 2011, April 1, 2011 and April 29, 2011 (the “Original Form 8-K”) to incorporate the Company’s revisions and responses to letters of comment from the staff of the SEC dated as of May 9, 2011 and June 13, 2011.

Except for the amended disclosures made in response to the letter of comment from the staff of the SEC, the information in this Form 8-K/A has not been updated to reflect events that occurred after September 21, 2010, the filing date of the Original Form 8-K.  Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the SEC subsequent to the filing of the Original Form 8-K, including any amendments to those filings. The following sections have been amended, without limitation:

Item 2.01. Completion of Acquisition or Disposition of Assets.

•	Summary Selected Consolidated Financial Data
•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Item 9.01.  Financial Statements and Exhibits.

•	Exhibit 99.1(a): XYT Audited Financial Statements for the years ended December 31, 2009, 2008 and 2007
•	Exhibit 99.1(b): FCPG HK Pro Forma Unaudited Financial Statements for the six months ended June 30, 2010
•	Exhibit 99.2(a): Pro Forma Financial Statements of the Registrant and XYT as of and for the year ended March 31, 2010
•	Exhibit 99.2(b): Pro Forma Financial Statements of the Registrant and FCPG HK as of and for the periods ended June 30, 2010

Except as set forth above, all other information in the Company’s Original Form 8-K remains unchanged. The Company has re-filed the entire Form 8-K in order to provide more convenient access to the amended information in context.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” “FCPG” or the “Registrant” refer to First China Pharmaceutical Group, Inc., a Nevada corporation and its wholly owned subsidiaries, First China Pharmaceutical Group Limited, a Hong Kong company, and Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China.

Section 2 - Financial Information

Item 2.01.          Completion of Acquisition or Disposition of Assets.

On September 15, 2010, First China Pharmaceutical Group, Inc., a Nevada corporation (the “Registrant” or “FCPG”), closed a voluntary share exchange transaction with First China Pharmaceutical Group Limited, a Hong Kong company (“FCPG HK”) pursuant to a Share Exchange Agreement dated August 23, 2010 (the “Exchange Agreement”) by and among FCPG, FCPG HK, and Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China (“PRC”) and wholly owned subsidiary of FCPG HK (“XYT”).

FCPG HK acquired all of the outstanding stock of XYT on June 25, 2010.  XYT is engaged in drug logistics and distribution in China through drug stores, clinics and hospitals, as well as the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and the XYT store located at its distribution facility to service approved commercial customers.  XYT has a sales network that covers the entire Yunnan Province of China.  XYT’s strategy is to build a nationwide pharmaceutical distribution network throughout China.

Prior to the voluntary share exchange under the Exchange Agreement (“Exchange Transaction”), we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

As a result of the Exchange Transaction, the sole stockholder of FCPG HK acquired approximately 25% of our issued and outstanding common stock, FCPG HK and XYT became our wholly owned subsidiaries, and the Company acquired the business and operations of FCPG HK and XYT.

The Exchange Agreement contains customary representations, warranties, and conditions to closing.  The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which was filed as Exhibit 2.1 to a Current Report on Form 8-K on August 24, 2010 and is incorporated by reference into this Item 2.01.

There were no material relationships between the Registrant or its affiliates and any of the parties to the Exchange Agreement, other than in respect of the Exchange Agreement.

From and after the Closing Date, our primary operations will consist of the business and operations of FCPG HK and XYT.  Therefore, we disclose information about the business, financial condition, and management of FCPG HK and XYT in this Form 8-K.

Issuance of Common Stock.  At the closing of the Exchange Transaction (the “Closing”), the Company issued a total of 15,000,000 shares of its common stock to the sole stockholder of FCPG HK (the “FCPG HK Stockholder”) in exchange for 100% of the issued and outstanding capital stock of FCPG HK.  Immediately prior to the Exchange Transaction, the Company had 45,000,000 shares of common stock issued and outstanding.  Immediately after the Exchange Transaction, the Company had 60,000,000 shares of common stock issued and outstanding.

Change in Management. As a condition to closing the Exchange Agreement, effective September 15, 2010, Mr. Zhen Jiang Wang was appointed to the Company’s board of directors as Chairman, Mr. Aidan Hwuang resigned as the Company’s President, Chief Financial Officer and Secretary, and Mr. Roderick Macutay resigned from the Company’s board of directors.

The following persons consist of the Company’s new executive officers and directors subsequent to the closing of the Exchange Transaction:

Name	Age	Position

Mr. Zhen Jiang Wang	53	Chairman and Chief Executive Officer
Ms. Jing Gong	37	President
Mr. Yong Kang Chen	73	Senior Vice President, Quality Control
Ms. Yi Jia Li	41	Chief Financial Officer

The Company previously filed and mailed the Information Statement required under Rule 14(f)-1 to its stockholders on or about August 9, 2010, and the ten-day period prior to the change in the majority of the Company’s directors as required under Rule 14(f)-1 expired on August 20, 2010.  Additional information regarding the above-mentioned directors and/or executive officers is set forth below under the section titled “Management.”

The Company has not entered into any non-compete agreements or the like with Mr. Wang or any other executives or employees.  Mr. Wang, as the Company’s largest shareholder, is very vested in the success of the Company, and as the Company’s Chairman and Chief Executive Officer, has a fiduciary duty to the Company and its shareholders.  Therefore, the Company believes that a non-compete agreement would not provide the Company with any added protection.

For accounting purposes, in the Exchange Transaction, we are the accounting acquiree and FCPG HK is the accounting acquirer.  The consolidated financial statements of FCPG HK are set forth in Exhibit 99.1 of this report and the pro forma information is set forth on Exhibit 99.2 of this report.

DESCRIPTION OF BUSINESS

Except as otherwise indicated by the context, references to “we”, “us” or “our” hereinafter in this Form  8-K are to the consolidated business of FCPG HK and XYT, except that references to “our common stock”, “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

Kun Ming Xin Yuan Tang Pharmacies Co. Ltd (“XYT”), was founded in November 2002 and has its head office and warehouse at Number 504, West Ren Min Road, Kunming, City, Yunnan Province, PRC.  XYT is engaged in drug logistics and distribution in Yunnan Province, China through drug stores, medical clinics and hospitals.  XYT is a provincial pharmaceutical distributor that offers approximately 5,000 drugs, of which approximately 1,000 are over-the-counter drugs, approximately 1,000 are prescription drugs, approximately 2,000 are prepared Chinese medicines and approximately 1,000 are supplements. Currently, XYT has approximately 4,700 customers and supplies approximately 10% of such customers’ inventories.

First China Pharmaceutical Group Limited, a Hong Kong company (“FCPG HK”) acquired all of the outstanding stock of XYT on June 25, 2010.  Subsequently, the sole stockholder of FCPG HK sold 100% of the outstanding shares of FCPG HK to Mr. Zhen Jiang Wang, who also owned 95% of the outstanding stock of XYT prior to its acquisition by FCPG HK.

Background

Prior to the Exchange Transaction, the Company was known as E-Dispatch, Inc. and was a development stage company and was engaged in the development of a cellular phone-based taxi dispatch system.  As a result of the current difficult economic environment and the Company’s lack of funding to implement its business plan, in early 2010, the Company’s Board of Directors began to analyze strategic alternatives available to the Company to continue as a going concern. Such alternatives include raising additional debt or equity financing or consummating a merger or acquisition with a partner that may involve a change in its business plan.  However, the Company was unable to raise capital in order to develop or deploy its taxi dispatch system.  Therefore, the Company, in consultation with its advisors, identified FCPG HK as a potential strategic acquisition that the Board of Directors believed to be in the best interest of the Company and its shareholders.  FCPG HK through its operating subsidiary, XYT, was attractive to the Company because it is in a growing pharmaceutical industry, has a strong presence in Yunnan Province and has plans to grow its business throughout China.  XYT and FCPG HK believed the Company to be an attractive business combination partner, due in part, to the perceived benefits of being a publicly registered company, allowing for increased access to capital raising.  Accordingly, the parties entered into a letter of intent with respect to the Exchange Transaction on May 14, 2010, executed the Exchange Agreement on August 23, 2010, and closed the Exchange Transaction on September 15, 2010.

The Exchange Agreement provides for bonus payments based on two percent of the quarterly gross sales of XYT to be paid to Mr. Zhen Jiang Wang on a quarterly basis, within fifteen (15) days after the filing of a Form 10-K or Form 10-Q with the SEC containing financial statements of the Company.  The parties agreed upon Mr. Wang’s overall compensation structure of shares received and the two percent amount based on market conditions and review of other Chinese based public companies acquired by U.S. based companies with sales in a similar range as XYT, in addition to providing incentive for Mr. Wang to continue to lead and develop XYT’s business.  Had this formula previously been in effect, based on the historical performance of XYT, pursuant to this bonus formula, Mr. Wang would have been due US$343,087 and US$505,711 for the calendar years ended December 31, 2008 and 2009, respectively.  Based on XYT’s projected sales, the Company estimates that bonuses due to Mr. Wang pursuant to the Exchange Agreement will approximate US$140,000 and US$700,000 for the quarter ending December 31, 2010 and for the year ending December 31, 2011, respectively.  With the exception of these bonus payments to be paid to Mr. Wang, the Exchange Agreement does not contemplate any material payments or benefits to be received by the parties thereto.

In addition, the Exchange Agreement contemplates that the Company will use its best efforts to conduct an equity financing of between US$3,000,000 to US$10,000,000 within 30 to 90 days of the closing of the Exchange Transaction.  Such financing was contemplated to result in proportionate share dilution by all existing stockholders of the Company at the time of such financing, including Mr. Wang.  For instance, in the event that the Company conducts an equity financing of US$3,000,000 to US$10,000,000 at a price per common share of $1.00, an additional 3,000,000 to 10,000,000 shares of common stock would be issued, representing approximately 5% to 16.67% of total shares outstanding after the Exchange Transaction.  Such a share issuance would result in approximately 4.76% to 14.29% dilution to existing stockholders of the Company, including Mr. Wang.

The Company is currently exploring various potential equity and debt financing transactions, although the Exchange Agreement does not contemplate debt financing.  There are no penalties or fees associated with any failure by the Company to conduct the equity financing as discussed under the Exchange Agreement or if the Company conducts a debt financing instead of an equity financing.  See “Risk Factors - Risks Relating to our Common Stock and our Status as a Public Company” for further discussion of risks to our stockholders related to the issuance of additional shares in such financing.

Corporate Structure

As a result of the Exchange Transaction, the organizational structure of the Registrant is as follows:

This corporate structure was created to establish XYT as a Wholly Foreign Owned Enterprise (“WFOE”).  A WFOE is a limited liability company operating in China that is wholly owned by the foreign investors, in this case FCPG HK.  FCPG HK was established on April 29, 2010 and the purpose of setting up FCPG HK is for the investment in and holding of XYT as a WFOE.  On May 13, 2010, FCPG HK entered into share transfer agreements with Mr. Zhen Jiang Wang and Ms. Jing Gong, respectively, under which FCPG HK acquired all of the outstanding stock of XYT at a total consideration of RMB 2 million.  On June 25, 2010, XYT received its new business license and became a WFOE under the PRC laws.  The unique feature of a WFOE is that it can avoid certain problematic issues which can potentially result from dealing with a domestic joint venture partner in China.  Under PRC law, as a WFOE, our PRC subsidiary XYT may pay dividends only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations and tax law.  In addition, our PRC subsidiary is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital.  These reserves are not distributable as cash dividends.  The board of directors of a WFOE has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds.  After the allocation of relevant welfare and funds, the equity owners can distribute the rest of the after-tax profits provided that all the losses of the previous fiscal year have been made up.  FCPG HK may be required to repay the distributed profits if the distribution is made without the allocation of relevant welfare and funds and losses made-up.  The welfare and funds refer to the statutory capital reserve as provided in Article 167 of the PRC Company Law, which requires that 10% of the company’s annual after-tax profits shall be put into the statutory capital reserve account. The losses made-up means that the after-tax profits shall be used to make up previous losses, if any, before being distributed to shareholders.  In addition, according to PRC law on WFOEs, companies may be subject to a fine up to RMB5,000 as a result of non-compliance with the above rules. However, the Company believes that it has compiled with relevant rules about its statutory reserve fund.

The registered capital of XYT is US$260,100.  The shareholders of XYT have not determined the proportion of reserve funds and bonus and welfare funds for workers and staff members, and XYT has not previously distributed any profits. If the shareholders of XYT decide to distribute profits in the future, XYT will comply with the relevant rules to withdraw statutory reserve funds to no lower than 10% of the total amount of profits after payment of tax. Therefore, there would be no penalty applicable to XYT.

Despite the extensive regulatory framework related to WFOE’s, the advantages of establishing XYT as a WFOE generally include:

•	Independence and freedom to implement a possible worldwide strategy of its parent company without having to consider the involvement of Chinese law;
•	Ability to formally carry out business and the ability to issue invoices to customers in RMB and receive revenues in RMB;
•	Capable of converting RMB profits to US dollars or other foreign currency for remittance to their parent company outside China; and
•
Greater protection of intellectual property rights, know-how and technology versus a joint venture structure since no partner is required and therefore the Company and XYT have more control of the IP of XYT.

In addition, under the PRC Enterprise Income Tax Law, effective January 1, 2008 and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, known as the Arrangement Between the Mainland and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, effective August 21, 2006 (the “Arrangement”), FCPG HK may qualify for a lower rate of 5% for the profits distributed by XYT.  This Arrangement remains effective unless it is terminated by a written notice from either the PRC or Hong Kong government to the other before June 30 each year following the fifth anniversary of the effective date of such Arrangement.  For additional discussion, please refer to the section entitled “Risk Factors.”

Strategy

XYT believes it has a strategic advantage over certain of its competitors in Yunnan Province as it has obtained government approval to fill orders over the internet.  XYT applied for the License of Internet Drug Information Service in May 2009 by completing an application form and providing background information on the company and its senior officers.  No application fees were paid to obtain the License of Internet Drug Information Service, although a registration fee of ¥8,000, or approximately US$1,200, was paid upon the approval of this license.  The application and corporate information for the License of Internet Drug Information Service was examined and approved by the provincial Yunnan Food and Drug Administration.  The State Food and Drug Administration provides the provincial Yunnan Food and Drug Administration authority to examine the applicant and issue this license.  XYT received the License of Internet Drug Information Service issued by the Yunnan Food and Drug Administration in October 2009, which remains in good standing.  There are no annual fees associated with this license, which enables XYT to bypass municipal and county pharmaceutical distributors, market XYT’s product line, provide pricing information and provide products directly to XYT customers.  Bypassing these layers of distribution enables XYT to offer products to its customers at a significantly lower price than its major competitors while maintaining its margins.

Through their own industry research and documents from the Yunnan Food and Drug Administration, XYT’s management believes that there are currently 491 drug distribution companies in Yunnan Province and that 42 of these companies also possess the License of Internet Drug Information Service.  However, XYT has completed all the forms and supporting documentation and submitted a formal application to the Yunnan Food and Drug Administration for a second internet license, the Internet Transaction Service License.  There is no formal timeline to obtain approval for the Internet Transaction Service License.  Company research indicates that the approval process can  be in excess of one year and is subject to the changing policies of the Chinese government.  While XYT’s current License of Internet Drug Information Service permits XYT to use the internet to market XYT's product line, display the inventory it holds and provide pricing information, thereby, enabling customers to see the XYT inventory and to order directly by email, fax, online “chat” or phone, the Internet Transaction Service License would allow XYT to provide secured access to its proprietary computer fulfillment system, advertise, list inventories, take orders, provide shipping confirmation, invoice the customer and accept payment over the internet.  Through its own industry research and review by a senior XYT employee of records and documents from the Yunnan Food and Drug Administration relating to licenses granted during the past eight years, XYT management believes that there are currently only two drug manufacturing companies in Yunnan Province that possess the Internet Transaction Service License.  If XYT is successful in obtaining this license, management believes it will be the only drug distribution company in Yunnan province that will possess the Internet Transaction Service License.

XYT is currently waiting for the Yunnan Food and Drug Administration to complete its first review of the application for the Internet Transaction Service License.  This application was made in September 2010 with all required documentation provided to the Yunnan Food and Drug Administration.  No fees were required at the time. To date, the Company has not received any correspondence regarding the status of its application.  If there are no deficiencies in the initial application, the Yunnan Food and Drug Administration will approve the first phase of the application and send the application and supporting documentation to the State Food and Drug Administration, a department of the Yunnan provincial government, for second review and approval.  Both the Yunnan Food and Drug Administration and the State Food and Drug Administration are government agencies  which review the application based on the information supplied by the applicant and subjective criteria.  Ultimately, approval for the Internet Transaction Service License is largely subjective, based on the application and the direction of government policy at the time.  To find out if the application is approved or declined can take as short as 6 months to longer than a year.

If XYT doesn't receive the Internet Transaction Service License, it does not believe its business will be materially affected, as its existing license, the Internet Drug Information License, enables XYT to market its products to its customers and fulfill orders.  XYT is currently licensed to receive orders via telephone, fax and email, and payment must be made via, check, wire transfer or cash.  The Internet Transaction Service License would allow XYT to also receive orders and payments through its website.

Products and Distribution

XYT currently distributes Chinese patent drugs (such as infusion for treating coryza of wind-cold type fructus forsythiae antidotal tablets and Liuwei Dihuang Pills), herbs (such as Leonurus and Polygonum multiflorum), pharmaceutical chemicals (such as Loratadine Tablets, Ofloxacin Eye Drops and Vitamin B2 Tablets),  biological products (such as Rubella vaccine, Mumps vaccine and Hepatitis B vaccine), antibiotics (such as Amoxicillin and Acetylspiramycin), biochemical drugs (such as insulin and amino acid) and small medical instruments (such as clinical thermometers, blood pressure meters and syringes). These products are purchased by XYT’s current customers, that include licensed pharmaceutical users and retailers such as hospitals, medical clinics and pharmacies.  Small licensed drug distributors also purchase these products to distribute.  All customers must be verified by XYT as entities licensed to purchase pharmaceuticals.

The short term objective of XYT is to broaden its product line from its current 5,000 products to 30,000 products.  Management believes that with approximately US$2 to US$2.5 million in funding, it can hold a total of 30,000 products in inventory for distribution to customers. The Company projects that once such funding is in place, it will take approximately six months for it to accumulate an inventory of 30,000 items. The Company will utilize its License of Internet Drug Information Service to market and distribute these products.  The utilization of the internet to distribute pharmaceuticals enables the Company to eliminate two levels in the traditional Chinese drug distribution system (see - “Business Model”), thereby enabling the Company to sell products at  a lower price than competitors utilizing the traditional distribution model. As each product has a different cost structure, the Company cannot precisely state the discount each customer could receive.  However, the elimination of two distribution tiers typically enables XYT to offer products at a 10% to 40% discount to its competitors that utilize the traditional distribution model.

Management believes that broadening its product line and offering its products at discounted prices will allow XYT to sell more products to its approximately 4,700 existing customers so as to supply its current customers with over 80% of the pharmaceutical products they require and become their primary supplier.  Through ongoing discussions and relationship building the Company's sales representatives have had with many of the Company's customers, the Company believes that its existing customers would purchase virtually all their current inventory from the Company, if it was available. Overwhelmingly, the Company's existing customers have indicated to sales representatives that they would prefer to buy all of their products from the Company due to its turnaround time, competitive prices and volume purchasing discounts provided.  Management believes that the feedback from existing customers would lead to the Company supplying 80% of the inventory of its existing customers.

In addition to selling significantly more products to its approximately 4,700 existing customers, XYT also plans to aggressively attract 5,000 new primary customers that currently do not utilize XYT and would benefit from internet ordering and an expanded product line.  The Company defines primary customers as those that it believes purchase more than 50% of their total inventory from XYT.  The Company plans to implement several marketing strategies and tactics to attract 5,000 new primary customers.  For instance, XYT believes that providing computers to customers will attract new customers as XYT’s management is unaware of any other pharmaceutical distribution company providing this benefit.  The Company will also undertake an advertising campaign utilizing print advertising in industry publications.  XYT further intends to supplement its current sales force with the addition of at least two additional sales teams that will make calls directly to hospitals, medical clinics and pharmacies that are not customers of the Company to try and recruit them as customers; XYT anticipates that each sales team will be composed of a sales manager and 10 sales people.  The sales teams also will visit existing customers to advise them of new products offered, new programs the Company has in place and to try and make sure they are ordering as much of their inventory from the Company as possible.

Customers access XYT's website at  www.kmxyt.com, and XYT’s Internet Drug Information Service License enables XYT to use the internet via its website to market XYT's product line, display the inventory it holds, provide pricing information, conduct live “chats” with customers and receive orders through email or online “chat” sessions with customers.  However, customers cannot directly access the XYT computer system and place electronic orders through  www.kmxty.com, nor can they make payments over through the website or over the internet.  The PRC government is concerned that direct access to order pharmaceuticals could lead to drugs ending up in the hands of non licensed groups.  Therefore, access to the website is only provided to customers that are screened to be authentic licensed hospitals, medical clinics, pharmacies and drug distribution companies.  Customers must provide XYT with the appropriate government licenses prior to being issued a user ID and password to the site.  Once on the site, customers can review products by drug type, manufacturer, price and other criteria.  Customers can use a VOIP system built into the software to talk to XYT customer representatives and can place orders directly with them, by email or chat, or through the traditional telephone.  In the event that XYT receives approval for the Internet Drug Transaction Service License, it will be able to receive customer orders and payment directly through its website.  As part of XYT's application for the Internet Drug Transaction Service License, XYT must prove that it has adequate security measures in place to prevent order fraud.

XYT estimates that only 10% to 15% of its current customers have access to a personal computer.  As such, the vast majority of its customers cannot utilize XYT’s internet ordering system.  XYT plans to leverage its internet ordering system by providing personal computers to its customers.  XYT anticipates that over the next 12 months, approximately 60% of its current 4,700 customers (approximately 2,800) will be provided a personal computer and that such customers will purchase at least 60% of their drugs from XYT.  XYT reserves the right to take back or to obtain full payment for the personal computers provided  to their customers if they do not purchase at least 60% of their pharmaceutical orders from XYT or if XYT determines it cannot verify the total pharmaceutical orders of its customers.  These XYT high volume customers will become XYT “members” that will be granted special recognition and benefits, including:

•	more favorable payments terms;
•	free personal computers for order placement;
•	access to specialty drugs; and
•	discount pricing, through volume purchases.

Part of what will differentiate XYT from other pharmaceutical distributors is the creation of a brand image for the company.  Once XYT has broadened its product line and commenced offering customers personal computers to facilitate online ordering, it will begin to establish itself as a unique brand.  Customers will be offered attractive signs to be displayed in their premises to indicate that XYT/FCPG is their pharmaceutical supplier of choice and to indicate to their customers that they deal with a credible pharmaceutical supplier.

Currently, XYT owns an over 3,000 square meter warehouse, which includes GSP certified room temperature storeroom, cool storeroom, cold storage, hazardous materials storage and gamy materials storage.  By forming an alliance with the largest national logistics company - Deppon Logistics - we can utilize its local sub-branch network that can deliver our products timely and economically.

XYT has a proprietary Enterprise Resource Planning (“ERP”) system that is integrated with its internet ordering process, which enables XYT to directly procure pharmaceutical products from drug manufacturers and from the large national distributor, Anhui Huayuan Pharmaceutical Co.  This enables XYT to execute a direct sales model, where some products can be shipped from the manufacturer or national distributor to XYT’s customers.  We expect this strategic use of technology to significantly enhance profits of both XYT and its direct customers.

XYT does not possess any patents or trademarks.  However, XYT possesses a computer software system that has been developed exclusively for XYT that permits customers to access the company's inventory, marketing and ordering systems through the internet.  The Company considers this computer software system, as well as the XYT brand name and Internet Drug Information Service License, to be valuable assets.

Industry

The PRC pharmaceutical distribution industry has evolved in the past 30 years from a complex, multi-tiered system that was subject to strict control at every governmental level to a competitive and increasingly market-oriented industry. From 1950 to 1979, all Chinese pharmaceutical distributors were state-owned and categorized into national, provincial and municipal-level distributors. The price markup at each level, from pharmaceutical manufacturer to end-consumer, was subject to a total markup cap of 28%. During the 1 980s, the rigid three-level distribution system gave way to a more open and decentralized network. Driven by increasing demand for pharmaceutical products in the past three decades, the PRC pharmaceutical industry has experienced rapid growth. The numbers of pharmaceutical manufacturers and distributors have also increased significantly until recent years, when competition and government regulations and policies started to drive consolidation in the industry. As a result of these developments, the market volume of the PRC pharmaceutical distribution market has steadily increased.

Market Drivers

The significant growth of China’s population aged 60 or above is expected to drive demand for healthcare and pharmaceutical products in China.  According to the PRC National Bureau of Statistics, the proportion of the population aged 60 or above in China has increased from 11.9% in 2003, or approximately 150.0 million people, to 13.6%, or approximately 162.2 million people in 2007.  Rising life expectancy is also expected to contribute to the growth of China’s aging population, both as an absolute number and as a percentage of the total population.  We believe that the aging population in China, which historically spends the most on healthcare, will drive the growth of the PRC healthcare and pharmaceutical industries.  The prevalence of chronic health problems, such as arthritis, cardiovascular diseases and cancer, is expected to increase with the growth of China’s population aged 60 or above. In addition, as living standards continue to improve and health consciousness grows in China, many lifestyle-related diseases are also increasing and becoming more widespread.  For example, Business Monitor International estimates that sales of prescription cardiovascular medicines increased by 87% from ¥19.0 billion, or approximately US$2.8 billion, in 2003 to ¥35.3 billion, or approximately US$5.2 billion, in 2007, primarily as a result of the rising prevalence of heart disease in an aging population and increasingly unhealthy lifestyles in the population at large.

According to the China Statistical Yearbook 2008 (the “Yearbook”), from 2003 to 2007, the average per capita annual disposable income of China’s urban residents increased from approximately ¥8,472, or approximately US$1,250, to ¥13,785, or approximately US$2,025, representing a compound annual growth rate (“CAGR”) of approximately 12.9%.  According to the Yearbook, China’s GDP grew at a CAGR of 16.4% from 2003 to 2007, and its per capita GDP grew from ¥10,542, or approximately US$1,550, in 2003 to approximately ¥18,934, or approximately US$2,780, in 2007, representing a CAGR of 15.8%. During this period, national income and disposable income levels increased significantly.

With rising living standards and increasing disposable income, people in China have become more health conscious. These developments have resulted in both Chinese urban and rural residents spending more on healthcare. According to the PRC National Bureau of Statistics, consumer expenditures on healthcare in China’s urban and rural areas increased from approximately ¥476.0, or approximately US$70, and ¥117.8, or approximately US$17, per person in 2003, respectively, to approximately ¥699.0, or approximately US$100, and ¥210.2, or approximately US$30, per person in 2007, respectively.

National Medical Insurance Program

The National Medical Insurance Program (“National Program”), which was introduced in 1999, is the largest medical insurance program in China. The National Program is funded with varying levels of contributions from the PRC Government, individual program participants and their employers.

In 1999, the National Program was originally launched as the Urban Worker Basic Medical Insurance Program (“Urban Worker Program”), a mandatory scheme covering urban workers and their minor children.  In 2007, a voluntary component called the Urban Resident Basic Medical Insurance Program (“Urban Resident Program”) was further implemented as part of the National Program, to cover the rest of the urban residents that are not covered by the Urban Workers Program.  The National Program provides guidance on which prescription and over-the-counter medicines are included in the National Program and to what extent the purchases of these medicines are reimbursable.  See the section headed “Government Regulation — Reimbursement Under the National Medical Insurance Program” below for further information.

We believe that only a small percentage of the Chinese population can afford commercial insurance plans. Therefore, the National Program coverage is expected to expand in the future. According to the PRC National Bureau of Statistics, the percentage of PRC urban residents grew from approximately 37.7% of the total population to 44.9% from 2001 to 2007. The number of people covered by the National Program increased from approximately 37.9 million in 2000 to 180.2 million in 2007, representing a CAGR of 25%. This trend is anticipated to continue as the Eleventh Five-Year Plan government development initiative projects that the PRC urban population will increase from 45% to 47% of China’s total population between 2007 to 2010. Furthermore, the provincial and municipal authorities who are responsible for administering social medical insurance funds to cover such reimbursements have been gradually increasing funding in recent years. According to the PRC Ministry of Labor and Social Security, total funding under the national insurance program reached ¥225.7 billion, or approximately US$28.9 billion, in 2008, representing an increase of 29.2% from 2007. The availability of funding is expected to increase significantly in the near future, primarily as a result of increased financial and policy support from various levels of the PRC government.

Access to Healthcare in Rural Areas

At the fifth meeting of the tenth National People’s Congress held in March 2007, the PRC Government announced its goal to accelerate the reform and development of healthcare services in the PRC and focus on building a basic healthcare system that covers both rural and urban areas. The PRC Government’s plans include providing expanded healthcare services for its rural citizens and establishing comprehensive community healthcare service centers that would provide basic medical treatment and pharmaceutical services, as well as upgrading existing class-two hospitals and state owned medical facilities. The public health service centers would be allocated based on demand and population.

In addition, the PRC Government has actively promoted the implementation of the New Rural Cooperative Medical Insurance Scheme (“New Rural Insurance Scheme”), which seeks to provide healthcare services to the vast rural areas of China. The program extends to cover approximately 2,729 counties in the PRC, which account for 95.4% of the total number of counties in the PRC. In addition, the program covers approximately 814 million rural residents, which accounts for approximately 91.5% of the total population engaged in the agricultural industry in China as of December 31, 2008.  We believe that the New Rural Insurance Scheme will have a positive impact on the demand for our products in Yunnan Province, which is relatively underdeveloped with a large rural population.

PRC Healthcare Reform

In September 2008, the State Council published a draft plan to ease the difficulties and minimize the costs for PRC citizens to obtain proper healthcare treatment. On March 17 2009, the PRC Government issued the Opinion on Deepening the Healthcare System Reform (the “Opinion”). The State Council subsequently released the Notice on Important Implementing Plans for the Healthcare System Reform 2009-2011 (the “Implementing Plan”). The goal of the healthcare reform plan is to establish a basic, universal healthcare framework to provide Chinese citizens with safe, efficient, convenient and affordable healthcare. The Opinion calls for healthcare reform to be carried out in two steps:

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Step One, which will be completed by 2011, aims to increase the accessibility while reducing the cost of healthcare. During this phase, the PRC Government will build up a network of basic healthcare facilities, expand coverage of the public medical insurance system to cover 90% or more of the population, and reform the drug supply and public hospital system.

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Step Two, which will take place between 2011 and 2020, envisions the establishment of a universal healthcare system. The entire population should be covered by public medical insurance; drugs and medical services should be accessible and affordable to citizens in all public healthcare facilities.

While the PRC Government has neither provided a concrete timetable nor steps to implement certain tasks, such as the public hospital reform, it has released execution guidance for other tasks. Most notably, the PRC Government has announced it will spend an additional approximately RMB 850 billion, or US$125 billion from 2009 to 2011 on the healthcare industry. A significant portion will be expended to establish a basic healthcare medical insurance regime, which aims to cover over 90% of the national population by 2011, mainly through the Urban Worker Program, Urban Resident Program and the New Rural Insurance Scheme. The PRC Government further announced that the annual subsidy for each participant will be increased from approximately RMB 40, or US$5.90 to approximately RMB120, or US$17.60 for Urban Resident Program participants, and from approximately RMB 80, or US$11.76 to approximately RMB120 RMB, or US$17.60 for New Rural Insurance Scheme participants, starting from 2010. The reform plan will also raise the cap on claim payments from four times the local average annual income to six times such income. Another significant part of the spending plan focuses on healthcare facilities. The PRC Government plans to build 29,000 rural clinics in 2009. In the next three years, the PRC government plans to build an additional 5,000 rural clinics, 2,000 county-level hospitals and 2,400 urban community clinics in under-developed areas. This substantial increase in healthcare spending is expected to expedite the growth of the healthcare industry in China.

Under the healthcare reform plan, the additional funding for the healthcare industry will primarily target four fundamental healthcare systems in China:

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The public health services system. This system focuses on preventing disease and promoting health as a complementary alternative to medical treatment. The public health services system will provide services such as immunizations, regular physical check-ups (for senior citizens over 65 years of age and children under three years of age), pre-natal and post-natal check-ups for women, prevention of infectious or chronic diseases and other preventative and fitness activities.

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The public medical insurance system. This system covers drugs and medical treatments for the majority of the population. The healthcare reform plan will retain the framework of the current public medical insurance schemes under the National Program, but will expand them to cover more of the population and increase the scope of treatments, raise the cap on claim payments and cover more claims at higher percentages.

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The public healthcare delivery system. One of the primary goals of the Implementing Plan is to build more healthcare facilities and to improve the training of healthcare professionals. Beyond additional public wellness centers, the reform plan aims to place a medical clinic in every village and a hospital in every county by 2011. In addition, the PRC Government will encourage private investors to establish public non-profit hospitals.

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The drug supply system. This system regulates pricing and how drugs will be procured prescribed and dispensed in healthcare facilities. The healthcare reform plan will focus on pricing, procurement, prescription and dispensing of essential drugs.

The Opinion and the Implementing Plan direct relevant governmental authorities, including the Ministry of Health, SFDA and the National Development Reform Commission, or NDRC, to adopt implementing regulations for the reforms outlined in the healthcare reform plan.

We believe the PRC healthcare reform plan will benefit our pharmaceutical distribution and other business operations, although the full impact of PRC healthcare reform on our operations is uncertain.

Industry Consolidation

XYT plans to rapidly expand from a provincial pharmaceutical distributor in Yunnan Province to a national distributor servicing many provinces.  We believe that our ordering, fulfillment and logistics network will enable us to attract and acquire other provincial, county and municipal pharmaceutical distributors over the next 24 to 48 months.

The pharmaceutical distribution industry in China is currently highly fragmented. There were more than 9,000 Good Supply Practice (“GSP”) certified pharmaceutical distributors as of 2007 according to the South Medicine Economics Research Institute, an affiliate of the State Food and Drug Administration (“SFDA”). This fragmentation of the pharmaceutical industry has resulted in an inefficient supply chain for the distribution of most pharmaceutical products without the advanced logistics services featured in more developed markets. Given the level of fragmentation in the pharmaceutical distribution industry, we believe that only large distributors with effective nationwide distribution capabilities, value-added supply chain services and large-scale operations will thrive.

Due to competitive pressures caused by the fragmentation of the industry, the introduction of GSP requirements and other increased PRC regulatory requirements, as well as continuing price controls imposed by the PRC Government and the centralization of tender and bidding processes among public hospitals, there has been a trend towards consolidation of the pharmaceutical distribution industry in recent years.  According to CAPC, the combined market share of the top three pharmaceutical distributors in China increased from 12.7% in 2003 to approximately 20.0% in 2008.  The market share of the top 20 pharmaceutical distributors in the industry increased from 36.5% to 43.0% in the same period.  Furthermore, the data suggest that the largest distributors benefit more from consolidation.  The total market share of the ten largest distributors grew from 26.1% in 2003 to 34.5% in 2008, while that of the 11 to 20 largest companies decreased from 10.4% to 8.5% over the same period.

Consolidation has also occurred in the pharmaceutical distribution industries of other countries as a natural part of their evolution and development into a mature market. According to the Kaiser Foundation, a non-profit private foundation focusing on healthcare issues, between 1975 and 2000, the number of pharmaceutical distributors in the United States declined from approximately 200 to fewer than 50. Similarly, according to Booz Allen Hamilton, an international consulting firm, between 1979 and 2005, the number of pharmaceutical distributors decreased from 25 to 10 in France, from 32 to 12 in the United Kingdom, from 41 to 16 in Germany, and from 279 to 138 in Italy. The three largest pharmaceutical distributors in the U.S. held 90% of the U.S. market in terms of their share of total revenues in 2005, and the three largest European pharmaceutical distributors had 73%, 68%, 47% and 43% of the market in the United Kingdom, France, Germany, and Italy, respectively, in 2005. Overall, these three leading European pharmaceutical distributors held a market share of 64% of the pharmaceutical distribution industry in Europe in 2005.

We expect that, over time, the PRC pharmaceutical distribution industry will experience consolidation in the manner experienced in North America and Europe, as distributors seek to achieve economies of scale and optimize their resources. The trend towards consolidation in the PRC pharmaceutical industry has also been intensified by increased regulatory requirements and policies imposed by the PRC government on market participants in order to implement uniform quality control criteria for the distribution of pharmaceuticals and ensure a stable supply of safe, effective medicines throughout the country.  For example, in 2003 the SFDA adopted and strictly enforced GSP certification as the relevant standard for quality control in pharmaceutical distribution. A number of smaller distributors were forced to exit the market due to the associated higher compliance costs following the adoption of GSP certification and other regulatory standards. We believe that the more rigorous regulatory standards and policies imposed by the PRC government will accelerate the trend towards consolidation in the pharmaceutical industry, and favor the continued growth of pharmaceutical distributors with large-scale, nationwide pharmaceutical distribution operations and effective quality controls that are positioned to benefit from the changes in PRC regulatory requirements and policies. In addition, the imposition of price controls imposed by the PRC government, the centralization of tender and bidding processes among public hospitals and consolidation among drug manufacturers are additional factors that will also contribute to the trend towards consolidation in the industry.

Business Model

Upon the closing of the Exchange Transaction, FCPG HK and XYT became wholly owned subsidiaries of the Registrant, and our business and operations will be conducted solely through XYT.

XYT’s business model leverages our ability to take and fulfill orders over the internet.  We believe this provides XYT competitive advantage over other provincial distributors as we can order directly from some manufacturers as well as bypass several layers in the traditional Chinese pharmaceutical distribution model that utilizes county and municipal distributors and provide our product line directly to hospitals, clinics, pharmacies, drug stores and other health care institutions, as shown in the diagram below.

Traditional Distribution Model	Internet Distribution Model

With appropriate funding, XYT anticipates its business model will change to leverage the efficiencies of internet ordering and fulfillment.  Management believes that over a six month period, the Company can expand its product line at a cost of US$2 to US$2.5 million which will allow XYT to not only sell more products to its approximately 4,700 existing customers, but also attract more customers that currently do not utilize XYT.  The bulk of these funds will be utilized to purchase inventory, which will be on a cash basis until a track record is established and net 30 day terms can be negotiated.  The broader product line will include significantly more Western drugs as well as additional traditional Chinese drugs and herbs.

The foreign made drugs that XYT distributes are imported into China by drug importers that are licensed by the Chinese government. XYT is not licensed to import drugs from outside of China.  In the event that trade protectionist policies are implemented by countries currently supplying Western drugs to China, such activities would adversely affect all pharmaceutical distribution companies in China, including XYT.

XYT will leverage its ability to fulfill orders over the internet by bypassing two levels of distributors and approximately 40% in total pricing mark-up.  By bypassing city and county distributors, XYT will be able to achieve higher margins while providing pharmaceuticals to pharmacies, hospitals and clinics at costs below the traditional distribution model.  We believe this will provide us with a competitive pricing advantage over our competitors as well as maintaining profit margins.

We believe that numerous provincial, county and municipal pharmaceutical distributors will be displaced by our business model.  We believe that this also represents a tremendous opportunity for XYT as we may be able to acquire these companies and their customers and expand rapidly in Yunnan and other provinces, utilizing our corporate sales network that currently covers over 15 regions in Yunnan Province.

XYT Online Pharmaceutical Permit

The Interim Regulations on the Examination and Approval of Providing Drug Transaction Services on the internet became effective in China on December 1, 2005 and establishes the parameters and qualifications required for providing drug transaction services on the internet, including online drug transactions between a wholesale pharmaceutical distribution company and unrelated third parties using the website of the distribution company.  These transactions are subject to inspection by, and the pharmaceutical distribution company must obtain a qualification certificate from, the provincial food and drug administration.  The qualification certificate is valid for five years and may be renewed by filing for an extension at least six months prior to its expiration date and undergoing a reexamination by the relevant authority.

The Measures regarding the Administration of Drug Information Service Over the Internet which became effective on July 8, 2004 define the delivery of free publicly available drug information services over the Internet as a non-profit online drug information service.  This service requires a qualification certificate from the provincial food and drug administration.  The provincial food and drug administration must file its approval with the SFDA for records and make a public announcement.  The qualification certificate is valid for five years and may be renewed by filing for an extension at least six months prior to its expiration date and undergoing a reexamination by the relevant authority.

XYT was certified to provide internet drug transaction services from the Yunnan Food and Drug Administration in October 2009 when it obtained an Internet Drug Information Service License.  XYT can also utilize the internet fulfillment system licensed in Yunnan Province in other provinces, thereby creating an immediate advantage over competitors throughout China.  Through their own industry research and documents from the Yunnan Food and Drug Administration, XYT’s management believes that there are currently 491 drug distribution companies in Yunnan Province and that 42 of these companies also possess the Internet Drug Information Service License.  XYT management has also determined that in June 2009 the Yunnan Food and Drug Administration stopped accepting applications for Internet Drug Information Service Licenses due to misleading advertising by some licensees.  XYT management has learned that this moratorium on Internet Drug Information Licenses was lifted during 2010 and new applications can now be submitted to the Yunnan Food and Drug Administration.

XYT has also completed all the forms and supporting documentation and submitted a formal application to the Yunnan Food and Drug Administration for a second internet license, the Internet Transaction Service License.  While XYT’s current License of Internet Drug Information Service permits XYT to use the internet to market XYT's product line, display the inventory it holds and provide pricing information, thereby, enabling customers to see the XYT inventory and to order directly by email, fax, online “chat” or phone, the Internet Transaction Service License would allow XYT to provide secured access to its proprietary computer fulfillment system, advertise, list inventories, take orders, provide shipping confirmation, invoice the customer and accept payment over the internet.  Through its own industry research and documents from the Yunnan Food and Drug Administration, XYT management believes that there are currently only two drug manufacturing companies in Yunnan Province that possess the Internet Transaction Service License.  If XYT is successful in obtaining this license, management believes it will be the only drug distribution company in Yunnan Province that will possess the Internet Transaction Service License.

XYT is currently waiting for the Yunnan Food and Drug Administration to complete its first review of the application for the Internet Transaction Service License.  If there are no deficiencies in the initial application, the Yunnan Food and Drug Administration will approve the first phase of the application and send the application and supporting documentation to the State Food and Drug Administration for second review.  Both the Yunnan Food and Drug Administration and the State Food and Drug Administration are government agencies  which review the application based on the information supplied by the applicant and subjective criteria.  Ultimately, approval for the Internet Transaction Service License is largely subjective, based on the application and the direction of government policy at the time.  To find out if the application is approved or declined can take as short as 6 months to longer than a year.

If XYT doesn't receive the Internet Transaction Service License, it does not believe its business will be materially affected, as its existing license, the Internet Drug Information License, enables XYT to market its products to its customers and fulfill orders.  XYT is currently licensed to receive orders via telephone, fax and email, and payment must be made via, check, wire transfer or cash.  The Internet Transaction Service License would allow XYT to also receive orders and payments through its website.

Competition

The pharmaceutical distribution industry in China is intensely competitive, rapidly evolving and highly fragmented. In many large cities in China, we need to not only compete with other retail drugstores, but also face increasing competition pressure from discount stores, convenience stores and supermarkets.  In order to maintain our competitive position in the market, we have increasingly diversified products and services by offering some non-drug products that are provided in regular convenience stores.  These products include cosmetics, diapers, tissues, health drinks and small medical instruments like tweezers and scissors.  Convenience stores in China are not yet licensed to carry any pharmaceutical products.  In addition, we also increased our competitiveness through careful selection of store location, merchandise, and services.

With the continuous consolidation of the pharmaceutical industry and opening of new drugstore chains in large cities, we will face more competition in the industry. However, in many of our targeted second- and third- tier cities and rural areas, we are facing less competition because major drugstore chains have not entered into the market.  We are in a good position to establish our standing and reputation in these targeted markets.  In addition, the pharmaceutical industry has entrance barriers for new entrants due to the requirements for capital, brand name, management expertise, etc.  Further, PRC laws and regulations limit a foreign investor’s ownership in retail drugstores to the maximum of 49.0% if such investor holds ownership interest in more than 30 drug stores that sell a variety of branded drugs sourced from different suppliers.  This limitation, together with the complexity of the Chinese market, creates a barrier for foreign retail drugstore chain operators to enter into the PRC market. As a result, currently we do not face notable competition from foreign owned drugstore chains.

Because our network covers many cities and areas, and many of drugstores are regional, our competitors vary from region to region. Each region can have its own, among others, distinct demographics, local regulations and shopping style.  We do not consider any individual regional drugstore as our major competitor, but we compete with them on an aggregate basis.

Given the fragmentation in the Chinese pharmaceutical distribution industry, distributors are under intense pressure to compete for business and maintain their profits, and must focus on a number of competitive issues, including:

•	Scale. Given the low margins of the distribution business, achieving economies of scale is crucial for distributors to maintain a sustainable and profitable business.

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Quality and range of services.  Customers and suppliers of pharmaceutical distributors increasingly value pharmaceutical distributors that are able to deliver one-stop shop pharmaceutical distribution services, which comprise high-quality traditional distribution services and logistics and other value-added services.

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Geographic coverage.  China’s vast territory presents significant geographical challenges that require manufacturers and distributors to develop their distribution networks and penetrate as many local markets as possible to take advantage of the growth of the Chinese market.

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Product portfolio.  The breadth of products that distributors offer is an important factor for their customers.  For example, a large hospital typically needs thousands of different types of prescribed drugs. As such, distributors with an extensive portfolio are generally preferred.

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Creditworthiness and financial stability.  To minimize supply disruptions and bad debt, customers and suppliers generally select pharmaceutical distributors that are reliable commercial partners with strong financial capabilities and proven track records.

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Price. Price competition is intense in the pharmaceutical distribution industry.  However, customers and suppliers generally do not make purchasing decisions solely based on price, as they will consider the foregoing factors as well.  As a result, the leading and established distributors are able to leverage their strengths to obtain better pricing terms than their weaker competitors.

Some of XYT’s key competitors are:

•	Yun Nan Hong Xiang Pharmacy Co., Ltd. is a provincial bulk seller and chain store that owns over 1,000 chain stores in middle, west and south of Yun Nan.

•	Yun Nan Provincial Pharmacy Co., Ltd. is a designated supplier to many state-run hospitals.

•	Yun Nan Tong Feng Pharmacy Co., Ltd has substantial experience in selling a wide range of products to end users.

Suppliers

XYT purchases approximately 70% of its products from the following five drug manufacturers and national distributors:

•	Jilin Xiuzhen Drugs Co., Ltd.
•	Tonghua Gold Horse Drugs Co., Ltd.
•	Jilin Jian Yishen Drugs Co., Ltd.
•	Jilin Dongfeng Drugs Co., Ltd.
•	Anhui Huayuan Medicine Co., Ltd. (national distributor)

XYT believes it has excellent relationships with these suppliers.

Customers

XYT currently has approximately 4,700 customers, with annual sales of approximately ¥140 million.  These include pharmacies (drug stores), hospitals, distribution companies and clinics.  In urban areas, XYT typically services customers directly, utilizing internet orders and local bonded couriers.  Rural areas are predominantly serviced by local sub-distributors.  XYT’s approximately 3,800 long-term downstream customers, include:

•	approximately 1650 independents directly serviced by internet;
•	approximately 550 serviced by sub-distributors; and
•	approximately 1100 hospital, clinics and other medical institutions.

XYT’s top five customers listed below accounted for approximately 65% of the Company’s sales in 2009:

•	Chuxiong Jiayuan Medicine Co
•	Yunnan Hongxiang Drugs Co, Ltd.
•	Yunnan Bai Medicine Drugstore Chains
•	Baoshan Hongyuan Medicine Company
•	Yunnan Dragon-Horse Drugs Co, Ltd.

Mr. Wang, Chairman and Chief Executive Officer, developed and maintained relationships with certain customers whom he met prior to joining XYT.  Most of these customers were small business owners, who placed high emphasis on informal relationships and individual credibility developed based on the quality of products and the conduct of business transactions.  Mr. Wang devoted himself to retaining these customers, and they remained loyal to Mr. Wang as they believed in the quality of the products that he introduced and received updates on new products from Mr. Wang.  There are over 35 such customers, and they generally conduct high volumes of cash sales.  Therefore, due in part to the client base and social network of Mr. Wang, XYT had authorized Mr. Wang to collect receivables of XYT prior to or concurrent with product delivery for certain customers with whom he has a relationship pursuant to an Authorization Agreement between the parties and XYT’s instructions.  Such receivable collections are represented as “cash sales” in the PRC (which, according to common accounting practice in China, normally arise when a company receives payment for sales by cash or by a private bank account other than a corporate bank account), and the amount of such receivables collected by Mr. Wang were US$5,945,625, US$17,270,218, and US$26,363,421 during 2007, 2008, and 2009, respectively.  Mr. Wang also pays certain payables (including purchased inventories from suppliers, expenses, such as commissions, notes payables, software customization, installation of the internet fulfillment system, computer equipment and even vehicles  to provide expedited delivery of purchased goods) with funds from the receivables he previously collected on behalf of the Company.  The Company believes such an arrangement is common in the PRC and allows it and Mr. Wang to maintain favorable relationships with customers and suppliers due to prompt payments and frequent communications, reduces certain transaction costs, allows it to obtain favorable prices and discounts due to Mr. Wang’s prompt settlement of certain supplier accounts, and reduces certain liquidity risks due to daily limits and other restrictions on bank withdrawals from business accounts as the funds collected by Mr. Wang on behalf of the Company provide an additional liquidity option for the Company when needed.  In order to ensure that a company retains sufficient registered capital to support itself, there are limits on the funds that can be paid out each day.  For a company with the registered capital of XYT, the daily limit on funds that may be liquidated (paid out) is RMB500,000 or $77,000 USD per day.  By Mr. Wang providing funds for the settlement of payables, the Company was able to work around this liquidity restriction without having to increase its registered capital.  This arrangement was informal in nature and on an as-needed basis voluntarily by Mr. Wang. When the Company was required to make daily payments in excess of RMB500,000 or US$77,000, Mr. Wang would pay such excess amounts personally to ensure the continuous efficient flow of payments.  With a company that was approaching $25 million in annual sales, Mr. Wang was called upon a couple of times per week to top up payments that were in excess RMB500,000 or US$77,000 per day.

However, prior to the closing of the Exchange Transaction, the Company and Mr. Wang recognized that continuation of this arrangement, while appropriate and effective for XYT as a private, closely held company, should not continue as XYT became a subsidiary of a publicly traded company with multiple stockholders that would be subject to SEC and US GAAP compliance.  Therefore, as part of its evolution into a public company, the Company and Mr. Wang had agreed that after the Exchange Transaction, Mr. Wang would discontinue making payments and collections on behalf of XYT in order to standardize its business operations and set up a structure of effective internal controls as a public company.   In fact, Mr. Wang ceased collecting receivables in June 2010. The Company and Mr. Wang are currently in discussions regarding an acceptable repayment schedule. Mr. Wang has agreed that the 2% bonus payments he is to receive on gross sales from XYT will be applied to the repayment schedule. The Company anticipates it will have a repayment schedule agreed upon in less than 18 months. In advance of the Exchange  Transaction, XYT also applied for an increase in its registered capital and began the process of arranging for direct bank financing for many of its large customers to further address its liquidity situation.

Government Regulation

As a distributor and retailer of pharmaceutical products, we are subject to substantial regulation and oversight by different levels of the food and drug administration in China, in particular, the SFDA.  The Law of the PRC on the Administration of Pharmaceutical Products, as amended, provides the basic legal framework for the administration of the production and sale of pharmaceutical products in China and governs the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products in China.  The corresponding implementation regulations set out detailed rules with respect to the administration of pharmaceuticals in China.  We are also subject to other PRC laws and regulations that are applicable to business operators, retailers and foreign-invested companies, as described below.

Distribution of Pharmaceutical Products

A distributor of pharmaceutical products must obtain a distribution permit from the relevant provincial, designated municipal, or county-level food and drug administration.  The grant of such permit is subject to an inspection of the distributor’s facilities, warehouses, hygienic environment, quality control systems, personnel and equipment.  The distribution permit is valid for five years, and the holder must apply for renewal of the permit within six months prior to its expiration. In addition, a pharmaceutical product distributor needs to obtain a business license from the relevant administration for industry and commerce prior to commencing its business.  XYT has obtained necessary pharmaceutical distribution permits, and we anticipate a routine renewal of these permits and certifications at this time.

In addition, under the Supervision and Administration Rules on Pharmaceutical Product Distribution promulgated by the SFDA on January 31, 2007, and effective May 1, 2007, a pharmaceutical product distributor is responsible for its procurement and sales activities and is liable for the actions of its employees or agents in connection with their conduct of distribution on behalf of the distributor.  A retail distributor of pharmaceutical products is not allowed to sell prescription pharmaceutical products, or Tier A OTC pharmaceutical products, listed in the national or provincial medical insurance catalogs without the presence of a certified in-store pharmacist.  See “Reimbursement under the National Medical Insurance Program” below.  XYT believes it is in full compliance with applicable governmental regulations.

Operations of pharmaceutical distributors shall be conducted in accordance with the Pharmaceutical Operation Quality Management Rules and shall be granted a GSP certificate under such rules by the SFDA.

Pharmaceutical distributors must keep true and complete records of any pharmaceutical products purchased, distributed or sold with the generic name of such products, specification, approval code, term, manufacturer, purchasing or selling party, price and date of purchase or sale.  A pharmaceutical distributor must keep such record at least until one year after the expiration date of such products and in any case, such record must be kept for no less than three years. Penalties may be imposed for any recordkeeping violations.

Pharmaceutical distributors can only distribute pharmaceutical products obtained from those with a Pharmaceutical Manufacturing Permit and a Pharmaceutical Distribution Permit.

Good Supply Practice Standards

China has strengthened its enforcement of GSP standards since adopting it at the end of December 2004. As a result, many smaller drugstore chains or independently operated drugstores may find it difficult to meet these enhanced quality requirements for the operations of pharmacies.

GSP standards regulate wholesale and retail pharmaceutical product distributors to ensure the quality of distribution of pharmaceutical products in China. The current applicable GSP standards require pharmaceutical product distributors to implement strict controls on the distribution of medicine products, including standards regarding staff qualifications, distribution premises, warehouses, inspection equipment and facilities, management and quality control. The GSP certificate is usually valid for five years.

XYT possesses a GSP certificate, and we anticipate a routine renewal of these certifications upon their expiration at this time.

Prescription Administration

Under the Rules on Administration of Prescriptions promulgated by the SFDA, effective May 1, 2007, doctors are required to include the chemical ingredients of the medicine they prescribe in their prescription and are not allowed to include brand names in their prescription. This regulation is designed to provide consumers with choices among different pharmaceutical products that contain the same chemical ingredients.

Advertisement of Pharmaceutical Products

The PRC government has adopted a series of measures regulating the advertising of pharmaceutical products.  Consumers typically become familiar with a medicine through advertising and word-of-mouth recommendations by XYT salespeople. With increased restrictions on advertising of pharmaceutical products, pharmaceutical product manufacturers are expected to increasingly rely on retail pharmacies to build brand familiarity among the general public.

In order to prevent misleading advertising of pharmaceutical products, the State Administration for Industry and Commerce (“SAIC”) and the SFDA jointly promulgated the Standards for Examination and Publication of Advertisements of Pharmaceutical Products and Rules for Examination of Advertisement of Pharmaceutical Products in March 2007. Under these regulations, there are prohibitions on the advertising of certain pharmaceutical products, and advertisement of prescription pharmaceutical products may only be made in authorized medical magazines. In addition, an approval must be obtained from the provincial level of food and drug administration before a pharmaceutical product may be advertised. Such approval, once obtained, is valid for one year.

XYT’s Internet Drug Information Service License, issued by the Yunnan Food and Drug Administration enables XYT to use the internet to advertise and market XYT’s product line, display the inventory it holds, provide pricing information, conduct live “chats” with customers and receive orders through email.  The only advertising restrictions with this license are that license holders cannot advertise drugs they do not carry in their inventory or advertise on behalf of another company.

Product Liability and Consumer Protection

Product liability claims may arise if the products sold have any harmful effect on the consumers. The injured party may claim for damages or compensation. The General Principles of the Civil Law of the PRC, which became effective in January 1987, state that manufacturers and sellers of defective products causing property damage or injury shall incur civil liabilities for such damage or injuries.

The Product Quality Law of the PRC was enacted in 1993 and amended in 2000 to strengthen the quality control of products and protect consumers’ rights and interests.  Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers’ rights when they purchase or use goods or services.  All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers.  In extreme situations, pharmaceutical product manufacturers and distributors may be subject to criminal liability if their goods or services lead to the death or injuries of customers or other third parties.

Price Controls

The retail prices of some pharmaceutical products sold in China, primarily those included in the national and provincial medical insurance catalogs and those pharmaceutical products whose production or distribution are deemed to constitute monopolies, are subject to price controls in the form of fixed prices or price ceilings. Manufacturers or distributors cannot freely set or change the retail price for any price-controlled product above the applicable price ceiling or deviate from the applicable fixed price imposed by the PRC government. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject to notification to the provincial pricing authorities.

The retail prices of medicines that are subject to price controls are administered by the Price Control Office of the National Development and Reform Commission (“NDRC”), and provincial and regional price control authorities.  The retail price, once set, also effectively determines the wholesale price of that medicine. From time to time, the NDRC publishes and updates a list of medicine that are subject to price controls. Fixed prices and price ceilings on medicine are determined based on profit margins that the relevant government authorities deem reasonable, the type and quality of the medicine, its production costs, the prices of substitute medicine and the extent of the manufacturer’s compliance with the applicable Good Manufacturing Practices (“GMP”) standards.  The NDRC directly regulates the pricing of a portion of the medicine on the list, and delegates to provincial and regional price control authorities the authority to regulate the pricing of the rest of the medicine on the list.  Provincial and regional price control authorities have discretion to authorize price adjustments based on the local conditions and the level of local economic development.  Currently, approximately 1,500 pharmaceutical products, or approximately 10.0% of the pharmaceutical products available in China, are subject to price control.  Of those, the price controls for the retail prices of approximately 600 pharmaceutical products are administered by the NDRC and the rest are administered by provincial and regional price control authorities.

Only the manufacturer of a medicine may apply for an increase in the retail price of the medicine, and it must either apply to the provincial price control authorities in the province where it is incorporated, if the medicine is provincially regulated, or to the NDRC, if the medicine is NDRC-regulated.  For a provincially-regulated medicine, in cases where provincial price control authorities approve an application, manufacturers must file the newly approved price with the NDRC for record and thereafter the newly approved price will become binding and enforceable across China.

Since May 1998, the PRC government has ordered reductions in the retail prices of various pharmaceutical products 24 times.  The latest price reduction occurred in May 2007 and affected 1,245 different pharmaceutical products, of which 524 are sold by us.  As of December 31 of the following years, approximately the following percentages of the pharmaceutical products we offered were subject to price controls: 2004 - 1.5%; 2005 - 2.0%; 2006 - 7.5%; and 2007-2009 - 16.0%.

Reimbursement under the National Medical Insurance Program

The PRC government has increased the availability of funding under the National Program and included more pharmaceutical products in the China’s national medical insurance scheme.  Eligible participants in the National Program, mainly consisting of urban residents, are entitled to purchase medicine when presenting their medical insurance cards in an authorized XYT store, provided that the medicine they purchase has been included in the national or provincial medical insurance catalogs.  Depending on relevant local regulations, authorized pharmacies either sell medicine on credit and obtain reimbursement from relevant government social security bureaus on a monthly basis, or receive payments from the participants at the time of their purchases, and the participants in turn obtain reimbursement from relevant government social security bureaus.

Medicine included in the national and provincial medical insurance catalogs is divided into two tiers. Purchases of Tier A pharmaceutical products are generally fully reimbursable, except that certain Tier A pharmaceutical products are only reimbursable to the extent the medicines are used for specifically stated purposes in the medical insurance catalogs. Purchasers of Tier B pharmaceutical products, which are generally more expensive than Tier A pharmaceutical products, are required to make a certain percentage of co-payments, with the remaining amount being reimbursable.  The percentage of reimbursement for Tier B OTC pharmaceutical products varies in different regions in the PRC.  Factors that affect the inclusion of medicine in the medical insurance catalogs include whether the medicine is consumed in large volumes and commonly prescribed for clinical use in China and whether it is considered to be important in meeting the basic healthcare needs of the general public.

The PRC Ministry of Labor and Social Security, together with other government authorities, has the power to determine every two years which pharmaceutical products are included in the national medical insurance catalog, under which of the two tiers the included pharmaceutical products fall, and whether an included pharmaceutical product should be removed from the catalog.  Provincial governments are required to include all Tier A pharmaceutical products listed on the national Medical Insurance Catalog in their provincial medical insurance catalogs.  For Tier B pharmaceutical products listed in the national medical insurance catalog, provincial governments have the discretion to adjust upwards or downwards by no more than 15% from the number of Tier B pharmaceutical products listed in the national medical insurance catalog that are to be included in the provincial medical insurance catalogs.  The amount in a participant’s individual account under the program varies, depending on the amount of contributions from the participant and his or her employer.  Generally, participants under the National Program who are from relatively wealthier parts and metropolitan centers of China have greater amounts in their individual accounts than those from other parts of the country.  Different regions in China have different requirements regarding the caps of reimbursements in excess of the amounts in the individual accounts.

Sales of Nutritional Supplements and other Food Products

According to the PRC Food Hygiene Law and Rules on Food Hygiene Certification, a distributor of nutritional supplements and other food products must obtain a food hygiene certificate from relevant provincial or local health regulatory authorities.  The grant of such certificate is subject to an inspection of the distributor’s facilities, warehouses, hygienic environment, quality control systems, personnel and equipment.  The food hygiene certificate is valid for four years, and the holder must apply for renewal of the certificate within six months prior to its expiration.  XYT’s certification expires in June 2011, and we anticipate a routine renewal for this certification.

Foreign Exchange Regulation

Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the State Administration of Foreign Exchange (“SAFE”), and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends.  Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S. dollars, and remittance of the foreign currency outside the PRC.

Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart.  Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

Pursuant to the SAFE’s Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or the SAFE Circular No. 75, issued on October 21, 2005:

(i)
a PRC citizen residing in the PRC, or PRC resident, shall register with the local branch of the SAFE before it establishes or controls an overseas special purpose vehicle (“overseas SPV”), for the purpose of overseas equity financing (including convertible debts financing);

(ii)
when a PRC resident contributes the assets of or its equity interests in a  domestic enterprise into an overseas SPV, or engages in overseas financing after contributing assets or equity interests into an overseas SPV, such PRC resident shall register his or her interest in the overseas SPV and the change thereof with the local branch of the SAFE; and

(iii)
when the overseas SPV undergoes a material event outside of China, such as change in share capital or merger and acquisition, the PRC resident shall, within 30 days from the occurrence of such event, register such change with the local branch of the SAFE.

On May 29, 2007, the SAFE issued relevant guidance to its local branches for the implementation of the SAFE Circular No. 75. This guidance standardizes more specific and stringent supervision on the registration requirement relating to the SAFE Circular No. 75 and further requires PRC residents holding any equity interests or options in SPVs, directly or indirectly, controlling or nominal, to register with the SAFE.

Our beneficial owner is a PRC resident who has registered with the local branch of the SAFE as required under SAFE Circular No. 75.

Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi.

In addition, domestic wages and salaries of foreign employees outside of the PRC, as well as other rightful earnings, such as dividends, bonuses and profits, of shareholders outside of the PRC may be remitted freely out of the PRC after taxes have been paid in accordance with the provisions of the Chinese tax law with a tax certificate.  Since we do not have any debt that is generated outside the PRC and do not have any employees located outside PRC, management is not aware of any material risk of paying in foreign currency in respect of those employee-related and debt-settlement amounts due to any other party located outside PRC.

Liquidation

According to the bankruptcy law of the PRC, XYT, as a WFOE, needs to have its debt to creditors settled in the priority as set forth in the relevant Bankruptcy law in China and its immediate equity holder, FCPG HK, located in Hong Kong, would be the last party to be entitled to any residual interest of the entity.  Such priority of payment and distribution in the case of the liquidation of XYT does not have any different priority in respect of PRC nationals or foreigners. The priority is based on the status of being a creditor and other requirements as set forth in the bankruptcy law in China, which does not have any discrimination or preference in respect of whether the party is a PRC national or foreigner.

Taxation

Under the Enterprise Income Tax Law (“EIT”), effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatment granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as “new and high technology enterprises strongly supported by the state” will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission (“CSRC”), promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“the new M&A rule”) to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists:

(i)	the transaction involves an important industry in China;

(ii)	the transaction may affect national “economic security;” or

(iii)	the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China.

The new M&A rule also contains a provision requiring overseas SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC.  To date, the application of this new M&A rule is unclear.

Government Support of the Pharmaceutical Industry.

The PRC government has supported the growth of the drugstore industry with a series of initiatives.

Active PRC Government support

As part of its Eleventh Five-Year Plan (2006-2010), the PRC Government has actively supported the PRC healthcare industry by providing a number of incentives and enacting programs, including increased funding for building additional hospitals, research centers and other healthcare facilities, enacting healthcare reforms and standards and subsidizing healthcare services for its citizens. The PRC Government has announced it will spend an additional RMB850 billion on healthcare programs from 2009 to 2011, which will significantly bolster the PRC healthcare market.

Anti-Corruption.

The substantial majority of hospitals in China are owned and operated by the government, and revenue from hospital pharmacies constitutes a significant portion of hospitals’ revenue. Hospitals procure their supplies of pharmaceutical products in bulk from manufacturers or distributors of pharmaceutical products, and generally decide whether to include a particular medicine on their formulary based upon a number of factors, including doctors’ preference in prescribing the medicine, the cost of the medicine, the perceived efficacy of the medicine and the hospital’s budget. Decisions by hospitals regarding whether to include a particular medicine in their pharmacies could be affected by corrupt practices, including illegal kickbacks and other benefits offered by manufacturers or distributors of pharmaceutical products. These corrupt practices may also affect doctors’ decisions regarding which types of medicine to prescribe.

The PRC government has strengthened its anti-corruption measures and has organized a series of government-sponsored anti-corruption campaigns in recent years. In particular, China amended its criminal code in 2006, increasing the penalties for corrupt business practices. The amendment of the criminal code is expected to make pharmaceutical product suppliers compete for the hospitals’ business on fair and equal terms, and thus is expected to result in more growth opportunities for drugstores that are not affiliated with hospitals.

Pharmaceutical Product Labeling and Prescription Management

The PRC SFDA promulgated pharmaceutical product labeling regulations in March 2006, which require that pharmaceutical product labels state the generic ingredients of the pharmaceutical products and which bar the registration of any brand name for any pharmaceutical product which does not contain active ingredients. In addition, effective May 1, 2007, doctors are not permitted to include brand names in their prescriptions and required to specify the chemical ingredients of the medicines they prescribe in their prescription. These requirements are expected to have the following positive impacts on the business of non-hospital drugstores:

•	help curb corrupt practices by pharmaceutical product manufacturers and doctors;
•	ensure that patients are given better information on the medicines they purchase; and
•	weaken the hospitals’ monopoly on prescriptions and prescription pharmaceutical products.

Equal Opportunity for Non-Hospital Drugstores.

The PRC Ministry of Health has promulgated prescription regulations requiring hospitals to allow prescriptions to be filled at non-hospital drugstores. The implementation of this regulation is expected to increase drug sales, especially prescription drug sales, in drugstore chains and independent drugstores that are not affiliated with hospitals.

Employees

XYT currently employs 54 individuals at its headquarters, located at Number 504, West Ren Min Road, Kunming, City, Yunnan Province, PRC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

•	our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers’ demands;
•	the frequency of customer visits to pharmacies and drugstores and the quantity and mix of products our customers purchase;
•	the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;

•	timing and costs of marketing and promotional programs organized by us and/or our suppliers, including the extent to which we or our suppliers offer promotional discounts to our customers;
•	our ability to acquire merchandise, manage inventory and fulfill orders;
•	technical difficulties, system downtime or interruptions of our computer system, which we use for product selection, procurement, pricing, distribution and retail management processes;
•	the introduction by our competitors of new products;
•	the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;
•	changes in government regulations with respect to pharmaceutical and retail industries; and
•	economic and geopolitical conditions in China and elsewhere.

In addition, a significant percentage of our operating expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial operating losses.

Moreover, our business is subject to seasonal variations in demand. In particular, traditional retail seasonality affects the sales of certain pharmaceuticals and other non-pharmaceutical products. Sales of our pharmaceutical products benefit in the fourth quarter from the winter cold and flu season, and are lower in the first quarter of each year because Chinese New Year falls into the first quarter of each year and our customers generally pay fewer visits to drugstores during this period. In addition, sales of some health products are driven, to some extent, by seasonal purchasing patterns and seasonal product changes. Failure to manage the increased sales effectively in the high sale season, and increases in inventory in anticipation of sales increase could have a material adverse effect on our financial condition, results of operations and cash flow.

The commercial success of our products depends upon the degree of their market acceptance among the medical community. If our products do not attain market acceptance among the medical community, our operations and profitability would be adversely affected.

The commercial success of our products depends, in large part, upon the degree of market acceptance they achieve among the medical community, particularly among physicians, pharmacists, administrators of hospitals, clinics and other health care institutions. Physicians may not prescribe or recommend our products to patients and pharmacies, procurement departments of hospitals, clinics and other health care institutions may not purchase our products if physicians or pharmacists do not find our products attractive. The acceptance and use of our products among the medical community will depend upon a number of factors including:

•	perceptions by physicians, pharmacists, patients and others in the medical community about the safety and effectiveness of our products;
•	the prevalence and severity of any side effects;
•	pharmacological benefit of our products relative to competing products and products under development;
•	the efficacy and potential advantages relative to competing products and products under development;
•	relative convenience and ease of administration;
•	effectiveness of our education, marketing and distribution efforts;
•	publicity concerning our products or competing products and treatments; and
•	the price for our products and competing products.

If our products fail to attain market acceptance among the medical community, or if our currently marketed products cannot maintain market acceptance, our results of operations and profitability would be adversely affected.

Our success is dependent upon our ability to maintain our relationships with hospitals, clinics, pharmacies, drugstores and other health care institutions, to expand such relationships and develop new relationships.

Our business depends significantly on our relationships with hospitals, clinics, pharmacies, drugstores and other health care institutions.  No assurance can be given that any such distribution channels will continue their relationships with us, and the loss of one or more of these distribution channel partners could have a material adverse effect on our business, results of operations and financial condition. Our ability to grow our business will therefore depend to a significant degree upon our ability to develop new relationships with such distribution channel partners and to expand existing relationships.  No assurance can be given that new partners will be found, that any such new relationships will be successful when they are in place, or that business with current distribution channel partners will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

The pharmaceutical industry in China is rapidly evolving and is subject to rapidly changing customer preferences that are difficult to predict. We believe that our success depends on our ability to anticipate and identify customer preferences and adapt our product selection to these preferences. In particular, we believe that we must optimize our product selection and inventory positions based on sales trends. No assurances can be given that our product selection, especially our selections of nutritional supplements and food products, will accurately reflect customer preferences at any given time. If we fail to anticipate accurately either the market for our products or customers’ purchasing habits or fail to respond to customers’ changing preferences promptly and effectively, we may not be able to adapt our product selection to customer preferences or make appropriate adjustments to our inventory positions, which could significantly reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

We face significant competition, and if we do not compete successfully against existing and new competitors, our revenue and profitability would be materially and adversely affected.

The pharmaceutical industry in China is highly competitive, and we expect competition to intensify.  In addition there is a trend towards consolidation of the pharmaceutical industry in the future. Our primary competitors are other provincial pharmaceutical distributors.  We compete for customers and revenue primarily on the basis of product selection, price, and timely delivery of products. Moreover, we may be subject to additional competition from new entrants to the drugstore industry in China. If the PRC government removes the barriers for foreign companies to operate majority-owned pharmaceutical distributors in China, we could face increased competition from foreign companies. Some of our larger competitors may enjoy competitive advantages, such as:

•	greater financial and other resources;
•	larger variety of products;
•	more extensive and advanced supply chain management systems;
•	greater pricing flexibility;
•	larger economies of scale and purchasing power;

•	more extensive advertising and marketing efforts;
•	greater knowledge of local market conditions;
•	larger sales and distribution networks.

As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer larger discounts on the same or competing products, and we may not be able to profitably match those discounts. Furthermore, our competitors may offer products that are more attractive to our customers or that render our products uncompetitive. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Our reliance on third-party manufacturers to supply our products may result in disruptions to our distribution network.

We rely on third-party manufactures to supply our products. Reliance on such third-party manufacturers involves a number of risks, including a lack of control over the manufacturing process and the potential absence or unavailability of adequate capacity. If any of our third-party manufacturers cannot or will not manufacture our products in required volumes in compliance with applicable regulations, on a cost-effective basis, in a timely manner, or at all, we will have to secure alternative manufacturers.  Maintaining relationships with existing manufacturers and replacing such manufacturers may be difficult and time consuming. Any disruption of our network of manufacturers, including failure to renew existing distribution agreements with desired manufacturers, could negatively affect our product selection and our ability to effectively sell our products and could materially and adversely affect our business, financial condition and results of operations.

Failure to maintain optimal inventory levels could increase our inventory holding costs or cause us to lose sales, either of which could have a material adverse effect on our business, financial condition and results of operations.

We need to maintain sufficient inventory levels to operate our business successfully as well as meet our customers’ expectations. However, we must also prevent accumulating excess inventory. We are exposed to increased inventory risks due to our increased offering of private label products, rapid changes in product life cycles, changing consumer preferences, uncertainty of success of product launches, seasonality, and manufacturer backorders and other vendor-related problems. No assurances can be given that we can accurately predict these trends and events and avoid over-stocking or under-stocking products. In addition, demand for products could change significantly between the time product inventory is ordered and the time it is available for sale. When we begin selling a new product, it is particularly difficult to forecast product demand accurately. The purchase of certain types of inventory may require significant lead-time. As we carry a broad selection of products and maintain significant inventory levels for a substantial portion of our merchandise, we may be unable to sell such inventory in sufficient quantities or during the relevant selling seasons. Carrying too much inventory would increase our inventory holding costs, and failure to have inventory in stock when orders are received could cause us to lose such orders or customers, either of which could have a material adverse effect on our business, financial condition and results of operations.

The retail prices of some of our products are subject to control, including periodic downward adjustment, by PRC governmental authorities which may have an adverse effect on our profitability.

An increasing percentage of our products, primarily those included in the national and provincial Medical Insurance Catalogues, are subject to price controls in the form of fixed retail prices or retail price ceilings. In addition, the retail prices of these products are also subject to periodic downward adjustments as the PRC governmental authorities seek to make pharmaceutical products more affordable to the general public. Any future price controls or government mandated price reductions may have a material adverse affect on our financial condition and results of operations, including significantly reducing our revenue, margins and profitability.

Reimbursement may not be available for our products, which could diminish our sales or affect our ability to sell our products profitably.

Market acceptance and sales of our products also depend to a large extent on the reimbursement policies of the PRC government. The Ministry of Labor and Social Security of the PRC or provincial or local labor and social security authorities, together with other government authorities, review the inclusion or removal of drugs from the national Medical Insurance Catalog or provincial or local medical insurance catalogs for the National Medical Insurance Program every other year, and the tier under which a drug will be classified, both of which affect the amounts reimbursable to program participants for their purchases of those medicines. These determinations are made based on a number of factors, including price and efficacy. Depending on the tier under which a drug is classified in the provincial medicine catalog, a National Medical Insurance Program participant residing in that province can be reimbursed for the full cost of Tier 1 medicine and for 80% to 90% of the cost of a Tier 2 medicine. Decisions by the relevant government authorities not to include our products in the medicine catalogs may reduce the affordability of our products relative to other products included in the medicine catalogs and negatively affect the public perception regarding our products which in turn would adversely affect the sales of these products and reduce our net revenue.

Adverse publicity associated with our company or our products or similar products manufactured by our competitors could have a material adverse effect on our results of operations.

We are highly dependent upon market perceptions of the safety and quality of our products. Concerns over the safety of pharmaceutical products manufactured in China could have an adverse effect on the sale of such products, including products distributed by us. We could be adversely affected if any of our products or any similar products distributed by other companies prove to be, or are alleged to be, harmful to patients. Any negative publicity associated with severe adverse reactions or other adverse effects resulting from patients’ use or misuse of our products or any similar products manufactured by other companies could also have a material adverse impact on our results of operations. If in the future we become involved in incidents of the type described above, such problems could severely and adversely impact our product sales and reputation.

The continued penetration of counterfeit products into the retail market in China may damage our brand and reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

There has been continued penetration of counterfeit products into the pharmaceutical retail market in China. Counterfeit products are generally sold at lower prices than the authentic products due to their low production costs, and in some cases are very similar in appearance to the authentic products. Counterfeit pharmaceuticals may or may not have the same chemical content as their authentic counterparts, and are typically manufactured without proper licenses or approvals as well as fraudulently mislabeled with respect to their content and/or manufacturer. Although the PRC government has been increasingly active in combating counterfeit pharmaceutical and other products, there is not yet an effective counterfeit pharmaceutical product regulation control and enforcement system in China. Although we have implemented a series of quality control procedures in our procurement process, no assurances can be given that we would not be selling counterfeit pharmaceutical products inadvertently. Any unintentional sale of counterfeit products may subject us to negative publicities, fines and other administrative penalties or even result in litigation against us. Moreover, the continued proliferation of counterfeit products and other products in recent years may reinforce the negative image of retailers among consumers in China, and may severely harm the reputation and brand name of companies like us. The continued proliferation of counterfeit products in China could have a material adverse effect on our business, financial condition, results of operations and prospects.

Our geographic concentration in Yunnan Province presents certain risks that could adversely affect us.

We conduct our logistics and distribution business in Yunnan Province, China.  Therefore, we are subject to risks specifically related to such region, including adverse economic effects on this region, natural disasters, local laws and regulations, including the discretion of provincial and regional price control authorities to authorize price adjustments for our products.  Because of our geographic concentration, these risks could have a material adverse effect on our business and could result in significant disruptions to our business or increased operating expenses. In addition, we rely on our warehouse located in Kunming, City, Yunnan Province, to ship our products to our customers. If our warehouse was destroyed or shut down for any reason, we would incur significantly higher costs and delays associated with distribution of products during the time it takes us to reopen or replace our warehouse.

We rely on computer software and hardware systems in managing our operations, the capacity of which may restrict our growth and the failure of which could adversely affect our business, financial condition and results of operations.

We are dependent upon our integrated information management system to monitor daily operations of our drugstores and to maintain accurate and up-to-date operating and financial data for compilation of management information. In addition, we rely on our computer hardware and network for the storage, delivery and transmission of data. Any system failure which causes interruptions to the input, retrieval and transmission of data or increase in the service time could disrupt our normal operation. Although we believe that our disaster recovery plan is adequate in handling the failure of our computer software and hardware systems, no assurances can be given that we can effectively carry out this disaster recovery plan and that we will be able to restore our operation within a sufficiently short time frame to avoid our business being disrupted. Any failure in our computer software and/or hardware systems could have a material adverse effect on our business, financial condition and results of operations.  In addition, if the capacity of our computer software and hardware systems fails to meet the increasing needs of our expanding operations, our ability to grow may be constrained.

Our dependence on the development and maintenance of the internet infrastructure could result in disruptions to our business.

We believe that our ability to fill orders over the internet provides us a competitive advantage over certain other provincial distributors as we can order directly from some manufacturers as well as bypass several layers in the traditional Chinese pharmaceutical distribution model that utilizes county and municipal distributors and provide our product line directly to hospitals, clinics, pharmacies, drug stores and other health care institutions.  Therefore, we believe the success our business will depend largely on the development and maintenance of the internet infrastructure.  This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable internet access and services.  XYT's Kunming headquarters are supplied high speed internet capacity by China Telecom and China Netcom.  Hosting of the XYT website is provided by Jian Wang Technology  Co. Ltd at a cost of $90.00 per year.  To protect against XYT’s website going down, the corporate servers utilize dual line server connections to both China Telecom and China Netcom.  However, the internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic.  The internet infrastructure may be unable to support such demands.  In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the internet.  The backbone computers of the internet have been the targets of such programs.  The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future.  These outages and delays could reduce the level of internet usage generally resulting in lower fulfillment of orders for our products over the internet, which may have a negative impact on our revenues.

Increasing government regulation of the internet could affect our business.

We are subject not only to regulations applicable to businesses generally but also to laws and regulations directly applicable to electronic commerce. The PRC government may adopt new laws and regulations applicable to electronic commerce. Any such legislation or regulation could dampen the growth of the internet and decrease its acceptance. If such a decline occurs, customers may decide in the future not to use the internet to fulfill their orders for our products. Any new laws or regulations in the following areas could affect our business:

•	user privacy;
•	the pricing and taxation of products offered over the internet;
•	the content of websites;
•	copyrights;
•	the online distribution of specific material or content over the internet; and
•	the characteristics and quality of services offered over the internet.

If we are unable to detect and prevent unauthorized use of confidential information, we could be subject to financial liability, our reputation could be harmed and customers may be reluctant to purchase products from us.

We rely to a large extent upon our information technology systems and infrastructure which are potentially vulnerable to breakdown, malicious intrusion and random attack. Likewise, data privacy breaches by employees and others with permitted access to our systems may pose a risk that sensitive data may be exposed to unauthorized persons or to the public. While we have taken measures for the protection of data and information technology, no assurances can be given that our efforts will prevent breakdowns or breaches in our systems that could adversely affect our business.

We expect to rely on encryption and authentication technology to provide secure transmission of confidential information over the internet, including confidential customer information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise or breach of the technologies used to protect sensitive transaction data. If any such compromise of our security, or the security of our customers, were to occur, it could result in misappropriation of proprietary information or interruptions in operations and have an adverse impact on our reputation and our business could suffer.  Additionally, we might be required to expend significant capital and other resources to protect against security breaches or to rectify problems caused by any security breach.

Uninsured claims and litigation could adversely impact our operating results.

The distribution of drugs, including medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations entails an inherent risk of harm to the patient and, therefore, product liability. In extreme situations, pharmaceutical product manufacturers and distributors may be subject to criminal liability if their goods or services lead to the death or injuries of customers or other third parties.  If a product liability claim is brought against us, it may, regardless of merit or eventual outcome, result in damage to our reputation, breach of contract with our customers, decreased demand for our products, costly litigation, product recalls, loss of revenue, and the inability to commercialize some products. Although we have general business insurance coverage, to the extent deemed prudent by our management and to the extent insurance is available, no assurances can be given that the nature and amount of the insurance coverage will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. Our insurance coverage is subject to deductibles or self-insured retentions and contain certain coverage exclusions. The insurance does not cover damages from breach of contract by us, alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

The decision of the Yunnan Food and Drug Administration to issue licenses to fill orders over the internet to our competitors would have an adverse effect on our business and diminish our competitive advantage over such competitors.

We have obtained government approval to fill orders over the internet in Yunnan Province, thereby bypassing municipal and county pharmaceutical distributors and provide products directly to retailers and in some cases, customers.  We believe that our ability to fill orders over the internet provides us a competitive advantage over certain of our competitors.  Bypassing the additional layers of distribution enables us to offer products to our customers at a significantly lower price than our major competitors while maintaining our margins.  In 2010, the Yunnan Food and Drug Administration lifted a moratorium and began accepting new applications for these licenses.  If the Yunnan Food and Drug Administration issues licenses to fill orders over the internet to our competitors, we would lose our competitive advantage resulting from our license to fill orders over the internet.

Our certificates, permits, and licenses related to our business are subject to governmental control and renewal and failure to obtain renewal will cause all or part of our operations to be terminated.

We are subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have attained certificates, permits, and licenses required for the operation of our business. Our distribution permit is valid for five years and renewal of such permit is subject to an inspection of our facilities, warehouse, hygienic environment, quality control systems, personnel and equipment.  In addition, we possess an Internet Drug Information Service License in Yunnan Province issued by the Yunnan Food which enables us to provide internet drug transaction services. Such license is valid for five years and will expire in November 2014 and in order to renew the license, we must undergo reexamination. Additionally, as a distributor of nutritional supplements and other food products we must also have a food hygiene certificate from relevant provincial or local health regulatory authorities which is valid for four years. We have Good Supply Practice Standards certificates which currently have expiration dates of nearly five years. We intend to apply for renewal of our licenses, permits and certificates, but no assurances can be given that we will be successful in obtaining such renewals.  In the event that trade protectionist policies are implemented by countries currently supplying Western drugs to China, such activities would adversely affect all pharmaceutical distribution companies in China, including XYT.  In the event that we are not able to import Western drugs due to trade protection measures or to meet any new requirements imposed on our business by the appropriate regulatory authorities or are unable to renew our certificates, permits and licenses, all or part of our operations may be terminated. Furthermore, if escalating compliance costs associated with governmental standards and regulations restrict or prohibit any part of our operations, it may adversely affect our operation and profitability.

Our failure to retain and attract qualified personnel could harm our business.

We believe that our success depends in part on our ability to attract, train and retain qualified personnel, including sales personnel.  Competition for qualified personnel is intense and we may not be able to hire sufficient personnel to achieve our goals or support the anticipated growth in our business. If we fail to attract and retain qualified personnel, our business will suffer.

If we are unable to protect our intellectual property from infringement, our business and prospects may be harmed.

As sales of our private label products increasingly account for a substantial portion of our revenue, we consider our brand name and trade names to be valuable assets. Although we currently have no trademarks, under PRC law, we would have the exclusive right to use a trademark for products for which such trademark has been registered with the PRC Trademark Office of State Administration for Industry and Commerce (“SAIC”). In addition, no assurances can be given that we will be able to obtain any trademarks for which we may apply in the future.

Moreover, we may be unable to prevent third parties from using our brand name without authorization and we may not have adequate remedies for such violations. Unauthorized use of our brand name by third parties may adversely affect our business and reputation, including the perceived quality and reliability of our products.

We also rely on trade secrets to protect our know-how and other proprietary information, including pricing, purchasing, promotional strategies, customer lists and/or suppliers lists. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. In addition, confidentiality agreements, if any, executed by the foregoing persons may not be enforceable or provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, our enforcement efforts could be expensive and time-consuming, and the outcome is unpredictable. In addition, if our competitors independently develop information that is equivalent to our trade secrets or other proprietary information, it will be even more difficult for us to enforce our rights and our business and prospects could be harmed.

Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the intellectual property rights of others. However, because the validity, enforceability and scope of protection of intellectual property rights in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. In addition, any litigation or proceeding or other efforts to protect our intellectual property rights could result in substantial costs and diversion of our resources and could seriously harm our business and operating results. Furthermore, the degree of future protection of our proprietary rights is uncertain and may not adequately protect our rights or permit us to gain or keep our competitive advantage. If we are unable to protect our trade names, trade secrets and other propriety information from infringement, our business, financial condition and results of operations may be materially and adversely affected.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use our proprietary information and know-how without infringing third party intellectual property rights. As we increase our sales of private label products, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources, may have or may obtain intellectual property protection that may prevent, limit or interfere with our ability to make, use or sell our products in China. Moreover, the defense of intellectual property suits, including trademark infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel. Resolving intellectual property infringement claims may also require us to enter into license agreements. No assurances can be given that we would be able to obtain license agreements on commercially reasonable terms. A successful claim of intellectual property infringement could subject us to significant damages and may prevent us from manufacturing or selling the affected product.  Any of these events could have a material adverse effect on our profitability and financial condition.

We depend substantially on the continuing efforts of our executive officers, and our business and prospects may be severely disrupted if we lose their services.

Our future success is dependent on the continued services of the key members of our management team, including Mr. Zhen Jiang Wang, our Chairman and Chief Executive Officer, Ms. Jing Gong, our President, Mr. Yong Kang Chen, our Senior Vice President, Quality Control and Ms. Yi Jia Li, our Chief Financial Officer.  We do not maintain key man life insurance on any of our executive officers and directors.  If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new management.  The process of hiring suitably qualified personnel is also often lengthy. If our recruitment and retention efforts are unsuccessful in the future, it may be more difficult for us to execute our business strategy.

Changes in economic conditions and consumer confidence in China may influence the industry in which we operate, consumer preferences and spending patterns.

Our business and revenue growth primarily depend on the size of the retail market of pharmaceutical products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. We are susceptible to changes in economic conditions, consumer confidence and customer preferences of the Chinese population. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns.  In addition, natural disasters, extreme weather conditions, disease outbreaks and acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products we offer or adversely impact consumer demand. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

We are subject to critical accounting policies and actual results may vary from our estimates.

We follow generally accepted accounting principles in the United States in preparing our financial statements. As part of the preparation of such financial reports, we must make many estimates and judgments concerning future events, which affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses reported in our financial statements. We believe that these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in the future.

We may not be able to manage our expansion of operations effectively and failure to do so could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

We have grown rapidly since our inception and we anticipate continued expansion of our business to address growth in demand for our products, as well as to capture new market opportunities. The continued growth of our business has resulted in, and will continue to result in, substantial demands on our management, operational and other resources. In particular, we believe that the management of our growth will require, among other things:

•	our ability to expand our market reach in China beyond the Yunnan Province;
•	our ability to continue to identify new customers;
•	our ability to optimize product offerings and increase sales of private label products;
•	our ability to control procurement cost and optimize product pricing;
•	our ability to control operating expenses;
•	our ability to improve reporting systems and procedures;
•	information technology system enhancement;
•	strengthening of financial and management controls;
•	increased marketing, sales and sales support activities; and
•	hiring, training and managing of new personnel, including sales personnel.

If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

We may acquire other businesses, license rights to products or form alliances with third-parties, which could cause us to incur significant expenses and could negatively affect our profitability.

We may pursue acquisitions, licensing arrangements, and strategic alliances, as part of our business strategy. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and may not realize the expected benefits. If we are successful in making an acquisition, the products that are acquired may not be successful or may require significantly greater resources and investments than originally anticipated. We may not be able to integrate acquisitions successfully into our existing business and could incur or assume significant debt and unknown or contingent liabilities. This may result in increased borrowing costs and interest expense.

We may need additional capital and may not be able to obtain it on acceptable terms or at all, which could adversely affect our liquidity and financial position; the issuance of additional equity would result in dilution to our shareholders.

We may need to raise additional capital if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons may require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility. Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

•	our future financial condition, results of operations and cash flows;
•	general market conditions for capital-raising activities by pharmaceutical companies; and
•	economic, political and other conditions in China and elsewhere.

No assurances can be given that we will be able to obtain additional capital in a timely manner or on commercially acceptable terms or at all.

Future acquisitions are expected to be a part of our growth strategy, and could expose us to significant business risks.

One of our strategies is to grow our business through acquisition of other pharmaceutical distributor companies. However, no assurances can be given that we will be able to identify and secure suitable acquisition opportunities. Our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

Moreover, if an acquisition candidate is identified, the third parties with whom we seek to cooperate may not select us as a potential partner or we  may not be able to enter into arrangements on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, whether or not ultimately consummated, could also require significant diversion of management’s time and resources and potential disruption of our existing business. Furthermore, no assurances can be given that the expected synergies from future acquisitions will actually materialize. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. Future acquisitions may also expose us to potential risks, including risks associated with:

•	the integration of new operations, services and personnel;
•	unforeseen or hidden liabilities;
•	the diversion of financial or other resources from our existing businesses;
•	our inability to generate sufficient revenue to recover costs and expenses of the acquisitions; and
•	the potential loss of, or harm to, relationships with employees or customers.

Any of the above could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm’s-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of our business operations are conducted in China and all of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the degree of government involvement;
•	the level of development;
•	the growth rate;
•	the control of foreign exchange;
•	access to financing; and
•	the allocation of resources.

While the Chinese economy has grown significantly in the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy.  The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.  Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to stockholders, governmental control over capital investments or changes in tax regulations applicable to us, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to decrease the growth rate of specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of our stockholders’ investment.

New labor laws in the PRC may adversely affect our results of operations.

On January 1, 2008, the PRC government promulgated the Labor Contract Law of the PRC, or the New Labor Contract Law. The New Labor Contract Law imposes greater liabilities on employers and significantly impacts the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations to be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the New Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

If political relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

Uncertainties with respect to the PRC legal system could limit the protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system in the United States, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. We conduct all of our business through our subsidiary established in China. Thus we are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. However, since many laws, rules and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we enjoy in China than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Chinese pharmaceutical industry and retail industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our investors. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

The fluctuation of foreign currency exchange rates could materially impact our financial results.

Since we conduct our operations in China, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting Renminbis into U.S. dollars.  The exchange rates between the Renminbi and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Because our assets are located outside of the United States and all of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operating company and all of our assets are located in the PRC.  In addition, all of our directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or PRC and, even if civil judgments are obtained in United States courts, to enforce such judgments in PRC courts.  Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or other United States laws.

Restrictions under PRC law on our PRC operating subsidiary’s ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC operating subsidiary, XYT.  However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company.  PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations.  Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital.  Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends.  Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All of XYT’s sales revenue and expenses are denominated in RMB.  Under PRC law, the RMB is currently convertible under the “current account,” which includes dividends and trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.  Currently, our PRC operating subsidiary may purchase foreign currencies for settlement of current account transactions, including payments of dividends to the Company, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements.  However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future.  Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE.  In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts.  These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

There are significant uncertainties under the EIT relating to the withholding tax liabilities of XYT, and dividends payable by XYT to FCPG HK may not qualify to enjoy the treaty benefits.

Under the EIT and its implementing rules, the profits of a foreign invested enterprise which are distributed to its immediate holding company outside the PRC will be subject to a withholding tax rate of 10%. Pursuant to a tax arrangement between Hong Kong and the PRC, such rate may be lowered to 5% if a Hong Kong resident enterprise owns over 25% of a PRC company. XYT is currently wholly-owned by FCPG HK. However, the 5% withholding tax rate does not automatically apply and approvals from competent local tax authorities are required before an enterprise can enjoy any benefits under the relevant taxation treaties. Moreover, according to the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, for a tax treaty to be applicable, certain requirements must be satisfied, including: (1) the taxpayer must be the beneficial owner of the relevant dividends; (2) for corporate recipients to enjoy the favorable tax treatment under the tax treaty as direct owners of a PRC enterprise, such corporate recipients must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. On August 24, 2009, the State Administration of Taxation issued the Administrative Measures for Non-resident Enterprises to Enjoy Treatments under Tax Treaties (For Trial Implementation), which became effective on October 1, 2009, requiring non-resident enterprises to obtain an approval from the competent tax authority in order to enjoy the treatments under tax treaties. Further, the State Administration of Taxation promulgated the Notice on How to Understand and Recognize the “Beneficial Owner” in Tax Treaties on October 27, 2009, which limits the “beneficial owner” to individuals, enterprises or other organizations normally engaged in substantive operations, and set forth certain adverse factors on the recognition of such “Beneficial Owner.” XYT has not yet applied for such approvals because it has not declared or paid dividends, and does not intend to declare or pay dividends. XYT will apply for such approvals when it intends to declare and pay dividends. There is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received by FCPG HK from XYT.

We are subject to uncertainty related to the tax systems in China and any uncertainty in taxation could negatively affect our business, results of operations and financial condition.

China currently has a number of laws related to various taxes imposed by both national and regional governmental authorities. Applicable taxes include value-added tax (VAT), corporate income tax (profits tax), and payroll (social) taxes, together with others. In contrast to more developed market economies, laws related to these taxes have not been in force for a significant period, and interpretive regulations are often unclear or nonexistent. Often, there are differing opinions regarding legal interpretation, both among and within government ministries and organizations, resulting in uncertainties and areas of conflict. Matters of taxation, customs and currency control, as well as other areas, are subject to review and investigation by a number of governmental authorities, who are enabled by law to impose extremely severe fines and penalties. Any regulatory uncertainty in taxation or other areas could negatively affect us through increased operating costs, which could have a material adverse effect on our business, results of operations and financial condition.

In particular with respect to VAT, in China, receipts for payment are different from VAT invoices as VAT invoices are issued only when customers require the VAT invoice after payment is made. As such, if a customer does not require a VAT invoice, no VAT invoice would be issued.  Input VAT invoices are used to net off the output tax but not allowed to be used alone to reclaim money. The input VAT invoices are only valid for three months from the issue date. Therefore, if output VAT tax is less than input VAT tax, then the surplus input VAT invoices would be wasted.  Therefore, businesses are very careful when they require VAT invoices.  In this case, as most customers of XYT did not require VAT invoices, XYT postponed the requirement for input VAT invoices from suppliers to such time that customers require output VAT invoices. Therefore, the Company was not obligated to remit such VAT amount to the government taxing authority. Even though the Company has not yet received any notice about any additional VAT taxes owed from the tax office, for the year ended December 31, 2009, XYT had accrued a VAT tax payable balance of US$7,388,582, and if asked to pay such balance immediately by the government taxing authority, it could have adverse effects on our business and financial condition, and we may be subject to potential penalties and fines for not making payments earlier.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company.  Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements.

As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

Our common stock is not listed on any stock exchange and there is no established market for shares of our common stock.  Even if a market for our common stock develops, our common stock could be subject to wide fluctuations.

Our common stock is not listed on any stock exchange.  Although our common stock is quoted on the OTCQB marketplace, there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCQB.  Even if the shares of our common stock may in the future trade on the OTCQB, the liquidity and price of our common stock is expected to be more limited than if such securities were quoted or listed on a national exchange.  No assurances can be given that an active public trading market for our common stock will develop or be sustained.  If trading of our securities commences on the OTCQB, the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in bulletin board stocks and certain major brokerage firms restrict their brokers from recommending bulletin board stocks because they are considered speculative, volatile and thinly traded. Lack of liquidity will limit the price at which stockholders may be able to sell our common stock.

Even if our common stock will in the future trade on the OTCQB, the price of such common stock could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities.  Such risks could have an adverse affect on the stock’s future liquidity.

We do not anticipate paying any dividends in the foreseeable future.  If and when we decide to pay dividends, any dividends or proceeds from liquidation will be subject to the approval of the relevant Chinese government agencies.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, stockholders should not rely on an investment in our securities if they require dividend income. Our assets are located inside China. Under the laws governing foreign-invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. If and when made, any dividend payment will be subject to the decision of the board of directors of our Chinese operating company, XYT, and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

We may be subject to risks related to penny stocks because of special regulations prescribed by the SEC.

Our common stock may be subject to regulations prescribed by the SEC relating to “penny stocks.” The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price (as defined in such regulations) of less than $5.00 per share, subject to certain exceptions. When and if trading of our common stock is established, such stock may meet the definition of a penny stock and be subject to these regulations, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and “accredited investors” (generally institutions with assets in excess of $5,000,000 and individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 (individually) or $300,000 (jointly with their spouse)).

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them. Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the consummation of the Exchange Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that this Current Report on Form 8-K has been filed with the Commission reflecting the Company’s status as a non-”shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of this Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

DESCRIPTION OF PROPERTY

FCPG HK’s and XYT’s headquarters are located at Number 504, West Ren Min Road, Kunming City, Yunnan Province, People’s Republic of China, 650000.  In addition to the head office located at this address, the XYT’s 3,000 square meter warehouse is also located here.  This property is leased for a ten year term, commencing April 1, 2005 and ending March 31, 2015, with a total rental and property management fee of RMB580,000 (approximately US$85,000).  See Exhibit 10.3 of this report for the lease relating to this property.

The Company also maintains an executive office at Room 1301, 13th Floor, CRE Building, 303 Hennessy Road Wanchai, Hong Kong.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize selected consolidated financial data regarding the business of XYT and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated pro forma financial statements of the Company and the related notes included with those financial statements.  The summary consolidated financial information as of and for the six months ended June 30, 2010 for XYT have been derived from the unaudited consolidated financial statements for FCPG HK.  All monetary amounts are expressed in U.S. dollars unless otherwise indicated.

Historical Financial Performance of XYT

The following represents the past financial performance for XYT as of and for the years ended December 31, 2009, 2008 and 2007 and for the six months ended June 30, 2010 and 2009.

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007
Income Statement Data:
Sales	$13,878,888	$11,983,956	$25,285,526	$17,154,331	$10,838,041
Cost of sales	(11,444,144)	(10,347,899)	(20,726,221)	14,243,436	(9,250,629)
Gross profit	2,434,744	1,636,057	4,559,305	2,910,895	1,587,412
Selling, general and administrative expenses, and others	(180,741)	(82,874)	(969,622)	(917,581)	(735,896)
Income from operations	2,254,003	1,553,183	3,589,683	1,993,314	851,516
Interest income	4,951	7,856	13,057	17,593	11,710
Other income	–	–	48,543	4,190	2,366
Interest expense	(21,585)	–	(1,513)	(54)	(3,154)
Income before tax	2,237,369	1,561,039	3,649,770	2,015,043	862,438
Income tax	559,369	390,260	906,274	(502,720)	(284,602)
Net income	$1,678,000	$1,170,779	$2,743,496	$1,512,323	$577,836

	As of	As of December 31,
	June 30, 2010	2009	2008	2007

Balance Sheet Data:
Cash and cash equivalents	$19,417	$37,906	$80,857	$9,462
Working capital	(7,382,903)	(6,731,654)	(175,667)	559,175
Total assets	20,099,152	15,591,863	8,248,994	4,477,356
Total long-term debt	–	–	–	–
Total stockholders’ equity	6,787,539	5,075,573	2,334,411	581,025

	Six Months Ended June 30,	Six Months Ended June 30,	Year ended December 31,	Year ended December 31,	Year ended December 31,
	2010	2009	2009	2008	2007
Cash Flow Data:
Net cash (used in) provided by operating activities	$(952,394)	$(42,546)	$(746,284)	$188,193	$(239,948)
Net cash provided by (used in) investing activities	–	(2,892)	(2,892)	–	(4,607)
Net cash provided by (used in) financing activities	933,762	(26,367)	706,263	(119,881)	145,047
Net (decrease) increase in cash and cash equivalents	$(18,489)	$(71,862)	$(42,951)	$71,395	$(95,695)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of  XYT for the fiscal years ended December 31, 2009, 2008 and 2007 should be read in conjunction with the Summary Selected Consolidated Financial Data, the FCPG HK and XYT financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

First China Pharmaceutical Group, Inc., formerly known as E-Dispatch Inc., was incorporated under the laws of the State of Nevada on July 31, 2007.  On September 15, 2010, FCPG closed a voluntary share exchange transaction pursuant to the Exchange Agreement dated August 23, 2010 (the “Exchange Transaction”) by and among FCPG, First China Pharmaceutical Group Limited, a Hong Kong company (“FCPG HK”), and Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the PRC and wholly owned subsidiary of FCPG HK (“XYT”).  Prior to the Exchange Transaction, we were a development stage company engaged in developing a cell phone-based taxi dispatch system, and a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.  As a result of the Exchange Transaction, the FCPG HK stockholder acquired approximately 25% of our issued and outstanding common stock, FCPG HK and XYT became our wholly owned subsidiaries, and we acquired the business and operations of FCPG HK and XYT.

FCPG HK acquired all of the outstanding stock of XYT on June 25, 2010.  XYT is engaged in drug logistics and distribution in China through drug stores, clinics and hospitals, as well as the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and the XYT store, which is located at the Company's distribution facility in Kunming and only sells products to the Company's approved commercial customers, many of whom use this service to obtain orders directly and quickly or to avoid delivery charges.  XYT has a sales network that covers the entire Yunnan Province of China.  XYT’s strategy is to build a nationwide pharmaceutical distribution network throughout China.  XYT currently does not own or have any interests in any retail drug stores, clinics, hospitals or retail distribution stores. All sales are made to corporate customers, none of which are related parties.

Our management’s discussion and analysis of our financial condition and results of operations are only based on XYT’s current drug logistics and distribution business in China.  Our previous shell company’s results of operations are immaterial and will not be included in the discussion below.  Key factors affecting our results of operations include revenues, cost of revenues, operating expenses and income and taxation.

As a result of the Exchange Transaction, the Registrant ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. See Item 5.06 of this Current Report on Form 8-K.

Comparison of the Six Months Ended June 30, 2010 and 2009

Sales

XYT’s sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations and biologicals for the six months ended June 30, 2010 totaled US$13,878,888, an increase of 15.8% from US$11,983,956 for the six months ended June 30, 2009.  This increase in sales was primarily due to the growth of XYT’s business, sales of higher priced products, and increased selling efforts.  However, the key reason for the improvement was XYT’s ability to fulfill orders over the internet in 2010.  In November 2009, XYT received government approval to accept and fulfill orders over the internet and began to realize the benefits of internet orders in the first quarter of 2010.  The Company has not yet implemented a system to track the volume of sales made over the internet but estimates this to be in the range of 20% to 35% of total sales. The Company anticipates that changes to identify internet sales will be in place for fiscal 2011.

Cost of sales

Cost of sales for the six months ended June 30, 2010 were US$11,444,144 and consist primarily of material cost, labor cost, and related expenses which are directly attributable to the selling of pharmaceutical products.  Cost of sales increased US$1,096,245, or 10.6%, from the six months ended June 30, 2009, and is relatively consistent with the percentage increase in sales as described above.  In addition, more efficient order processing and fulfillment using the internet has increased productivity and enabled XYT to order larger inventories and realize volume discounts.

Gross profit

Gross profit for the six months ended June 30, 2010 was US$2,434,744, an increase of US$798,687, or 48.8%, from US$1,636,057 for the six months ended June 30, 2009.  The increase in gross profit reflects increased overall sales as described above, as well as the sale of an increased amount of certain higher margin products coupled with a lower percentage increase in cost of sales.

Selling, general and administrative expenses, and others

XYT’s selling, general and administrative expenses for the six months ended June 30, 2010 increased by US$97,867, or 118.1%, from the comparable prior period to US$180,741.  This percentage increase reflects the growth of XYT’s business as compared to the same period in 2009 and the corresponding increases in administrative and operating expenses.

Net income

Net income increased to US$1,678,000 for the six months ended June 30, 2010 from US$1,170,779 for the six months ended June 30, 2009, an increase of US$507,221, or 43.3%.  This increase was primarily due to the increase in sales described above, as well as the corresponding smaller percentage increases in cost of sales, offset in part by increases in selling, general and administrative expenses.

Effects of foreign currency translation conversion

XYT recognized a gain of US$32,684 on the effects of foreign currency conversion for the six months ended June 30, 2010, compared to a gain of US$26,270 during the comparable prior year period.  This change is due to differences in exchange rates used during the periods for converting from XYT’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

XYT’s comprehensive income increased by 42.9% from US$1,197,049 for the six month period ended June 30, 2009 to US$1,710,684 for the six months ended June 30, 2010.  The increase is attributable to the above-mentioned increases in sales and gross profits, in addition to the increase in gain recognized on the effects of foreign currency conversion.

Comparison of the Years Ended December 31, 2009 and 2008

Sales

XYT’s sales were comprised of its bulk sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations, and biologicals.  Sales for the year ended December 31, 2009 were US$25,285,526, an increase of 47.4% from US$17,154,331 for the year ended December 31, 2008.  This increase in sales was primarily due to the growth of XYT’s business, sales of higher priced products, and increased selling efforts.

Mr. Wang, Chairman and Chief Executive Officer, developed and maintained relationships with certain customers whom he met prior to joining XYT.  Most of these customers were small business owners, who placed high emphasis on informal relationships and individual credibility developed based on the quality of products and the conduct of business transactions.  Mr. Wang devoted himself to retaining these customers, and they remained loyal to Mr. Wang as they believed in the quality of the products that he introduced and received updates on new products from Mr. Wang.  There are over 35 such customers, and they generally conduct high volumes of cash sales.  Therefore, due in part to the client base and social network of Mr. Wang, XYT had authorized Mr. Wang to collect receivables of XYT prior to or concurrent with product delivery for certain customers with whom he has a relationship pursuant to an Authorization Agreement between the parties and XYT’s instructions.  Such receivable collections are represented as “cash sales” in the PRC (which, according to common accounting practice in China, normally arise when a company receives payment for sales by cash or by a private bank account other than a corporate bank account), and the amount of such receivables collected by Mr. Wang were US$5,945,625, US$17,270,218, and US$26,363,421 during 2007, 2008, and 2009, respectively.  Mr. Wang also pays certain payables (including purchased inventories from suppliers, expenses, such as commissions, notes payables, software customization, installation of the internet fulfillment system, computer equipment and even vehicles  to provide expedited delivery of purchased goods) with funds from the receivables he previously collected on behalf of the Company.  The Company believes such an arrangement is common in the PRC and allows it and Mr. Wang to maintain favorable relationships with customers and suppliers due to prompt payments and frequent communications, reduces certain transaction costs, allows it to obtain favorable prices and discounts due to Mr. Wang’s prompt settlement of certain supplier accounts, and reduces certain liquidity risks due to daily limits and other restrictions on bank withdrawals from business accounts as the funds collected by Mr. Wang on behalf of the Company provide an additional liquidity option for the Company when needed.  In order to ensure that a company retains sufficient registered capital to support itself, there are limits on the funds that can be paid out each day.  For a company with the registered capital of XYT, the daily limit on funds that may be liquidated (paid out) is RMB500,000 or $77,000 USD per day.  By Mr. Wang providing funds for the settlement of payables, the Company was able to work around this liquidity restriction without having to increase its registered capital.  This arrangement was informal in nature and on an as-needed basis voluntarily by Mr. Wang. When the Company was required to make daily payments in excess of RMB500,000 or US$77,000, Mr. Wang would pay such excess amounts personally to ensure the continuous efficient flow of payments.  With a company that was approaching $25 million in annual sales, Mr. Wang was called upon a couple of times per week to top up payments that were in excess RMB500,000 or US$77,000 per day.

However, prior to the closing of the Exchange Transaction, the Company and Mr. Wang recognized that continuation of this arrangement, while appropriate and effective for XYT as a private, closely held company, should not continue as XYT became a subsidiary of a publicly traded company with multiple stockholders that would be subject to SEC and US GAAP compliance.  Therefore, as part of its evolution into a public company, the Company and Mr. Wang had agreed that after the Exchange Transaction, Mr. Wang would discontinue making payments and collections on behalf of XYT in order to standardize its business operations and set up a structure of effective internal controls as a public company.   In fact, Mr. Wang ceased collecting receivables in June 2010. The Company and Mr. Wang are currently in discussions regarding an acceptable repayment schedule. Mr. Wang has agreed that the 2% bonus payments he is to receive on gross sales from XYT will be applied to the repayment schedule. The Company anticipates it will have a repayment schedule agreed upon in less than 18 months. In advance of the Exchange  Transaction, XYT also applied for an increase in its registered capital and began the process of arranging for direct bank financing for many of its large customers to further address its liquidity situation.

Cost of sales

Cost of sales consists primarily of material cost, labor cost, and related expenses which are directly attributable to the selling of pharmaceutical products.  Cost of sales for the year ended December 31, 2009 increased by 45.5% to US$20,726,221 from US$14,243,436 for the year ended December 31, 2008.  This increase in cost of sales percentage from the prior year is relatively consistent with XYT’s percentage increase in sales described above, reflecting its increased selling efforts.

Gross profit

Gross profit for the year ended December 31, 2009 was US$4,559,305, an increase of US$1,648,410, or 56.6%, from US$2,910,895 for the year ended December 31, 2008.  The increase in gross profit reflects increased overall sales as described above, as well as the sale of certain higher margin products.

Selling, general and administrative expenses, and others

Selling, general and administrative expenses increased by 5.7% from US$917,581 for the year ended December 31, 2008 to US$969,622 for the year ended December 31, 2009.  The increase is largely due to increased sales commissions resulting from XYT’s increased sales described above, from US$514,732 for the year ended December 31, 2008 to US$758,601 for the year ended December 31, 2009, offset by decreases in advertising and promotion fees, salary and benefits, entertainment, travelling, and utilities expenses.

Net income

XYT’s net income for the year ended December 31, 2009 was US$2,743,496, an increase of US$1,231,173, or 81.4%, from the year ended December 31, 2008.  This increase was primarily due to the increase in sales described above, as well as the corresponding smaller percentage increase in selling, general and administrative expenses.

Effects of foreign currency translation conversion

XYT recognized a loss of US$2,334 on the effects of foreign currency conversion for the year ended December 31, 2009, as compared to a gain of US$95,777 for the year ended December 31, 2008.  This change is due to differences in exchange rates used during the years for converting from XYT’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

XYT’s comprehensive income increased by 70.5% from US$1,608,100 for the year ended December 31, 2008 to US$2,741,162 for the year ended December 31, 2009.  The increase is attributable to the above-mentioned increases in sales and gross profits, offset in part by the loss recognized on the effects of foreign currency conversion.

Comparison of the Years Ended December 31, 2008 and 2007

Sales

XYT’s sales were comprised of its bulk sales of Chinese patent drugs, antibiotics, bio-chemicals, chemical preparations, and biological.  Sales for the year ended December 31, 2008 were US$17,154,331, an increase of 58.3% from US$10,838,041 for the year ended December 31, 2007.  This increase in sales was primarily due to the growth of XYT’s business, sales of higher priced products, and increased selling efforts.

Cost of sales

Cost of sales consists primarily of material cost, labor cost, and related expenses which are directly attributable to the trading of pharmaceutical products.  Cost of sales for the year ended December 31, 2008 increased by 54.0% to US$14,243,436 from US$9,250,629 for the year ended December 31, 2007.  This increase in cost of sales percentage from the prior year is relatively consistent with XYT’s percentage increase in sales described above, reflecting its increased selling efforts.

Gross profit

Gross profit for the year ended December 31, 2008 was US$2,910,895, an increase of US$1,323,483, or 83.4%, from US$1,587,412 for the year ended December 31, 2007.  The increase in gross profit reflects increased overall sales as described above, as well as the sale of certain higher margin products.

Selling, general and administrative expenses, and others

Selling, general and administrative expenses increased by 24.7% from US$735,896 for the year ended December 31, 2007 to US$917,581 for the year ended December 31, 2008.  This increase is largely due to increased sales commissions resulting from XYT’s increased sales described above, offset by certain decreases in other operating expenses.

Net income

XYT’s net income for the year ended December 31, 2008 was US$1,512,323, an increase of US$934,487, or 161.7%, from the year ended December 31, 2007.  This increase was primarily due to the increase in sales described above, as well as the corresponding smaller percentage increase in selling, general and administrative expenses.

Effects of foreign currency translation conversion

XYT recognized a gain of US$95,777 on the effects of foreign currency conversion for the year ended December 31, 2008, as compared to a gain of US$18,810 for the year ended December 31, 2007.  This change is due to differences in exchange rates used during the years for converting from XYT’s functional currency of Renminbi to U.S. dollars for financial reporting purposes.

Comprehensive income

XYT’s comprehensive income increased by 169.5% from US$596,646 for the year ended December 31, 2007 to US$1,608,100 for the year ended December 31, 2008.  The increase is attributable to the above-mentioned increases in sales and gross profits, in addition to an increase in gain recognized on the effects of foreign currency conversion.

Liquidity and Capital Resources

Overview

As of June 30, 2010, FCPG HK and XYT had cash and equivalents on hand of US$19,417, and working capital deficit of US$7,382,903.  XYT believes that its cash on hand will be sufficient to meet its anticipated cash requirements through December 31, 2010.  If XYT does not meet its revenue objectives over that period, the Company may need to sell additional equity securities, which could result in dilution to current stockholders, or seek additional loans.  The incurrence of indebtedness would result in increased debt service obligations and could require the Company to agree to operating and financial covenants that would restrict its operations. Financing may not be available in amounts or on terms acceptable to the Company, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Substantially all of our revenues are earned by XYT, our PRC subsidiary.  However, PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to their offshore parent company.  Pursuant to the law of PRC on foreign-capital enterprises, when XYT decides to distribute profits, reserve funds and bonus and welfare funds for workers and staff members shall be withdrawn from the profits after a foreign-capital enterprise has paid income tax in accordance with the provisions of the Chinese tax law.  The proportion of reserve funds to be withdrawn shall not be lower than 10% of the total amount of profits after payment of tax; the withdrawal of reserve funds may be stopped when the total cumulative reserve has reached 50% of the registered capital.  The proportion of bonus and welfare funds for workers and staff members to be withdrawn shall be determined by the foreign-capital enterprise of its own accord. Companies may be subject to a fine up to 5,000 RMB as a result of non-compliance of such rules.  The registered capital of XYT is US$260,100.  Shareholders of XYT had not determined the proportion of reserve funds and bonus and welfare funds for workers and staff members, and XYT had not distributed any profits previously.  If we decide to distribute profits in the future, XYT will comply with the relevant rules to withdraw statutory reserve funds which will be no lower than 10% of the total amount of profits after payment of tax.

Our cash needs are primarily for working capital to support our operations, the purchase of inventory and future strategic acquisitions.  We presently finance our operations through revenue from the sale of our products and services, the private placement of equity and debt securities and short-term bank borrowings.  As of June 30, 2010, we had outstanding bank loans from Kunming Wuhua Branch of Fudian Bank in the amounts of US$123,518 and US$736,279, with annual interests rates of 7.97% and 5.31%, respectively, and maturity dates of April 26, 2011 and December 6, 2010, respectively.  We believe that our existing capital resources are sufficient to meet our current obligations and operating requirements, but will not be sufficient to meet our more aggressive growth and acquisition plans and that we will need to raise additional capital in the next 12 months.  In order to meet our planned strategic two to four acquisitions, we estimate requiring US$6 million in capital.  We will consider debt or equity offerings or institutional borrowing as potential means of financing, however, there are no assurances that we will be successful or that we will obtain terms that are favorable to us.

In addition to the US$6 million for acquisitions, XYT will also require financing to expand its product line.  Management believes that over a six month period, the Company can expand its product line to approximately 30,000 products at a cost of US$2 to US$2.5 million which will allow XYT to not only sell more products to its approximately 4,700 existing customers, but also attract more customers that currently do not utilize XYT.  The bulk of these funds will be utilized to purchase inventory, which will be on a cash basis until a track record is established and net 30 day terms can be negotiated.  The broader product line will include significantly more Western drugs as well as additional traditional Chinese drugs and herbs.

Net cash provided by (used in) operating activities

Net cash used in operating activities for the six months ended June 30, 2010 was US$952,394, compared to net cash used in operating activities of US$42,546 for the six months ended June 30, 2009.  This increase in cash used in operating activities was primarily due to increases in amounts due to a related party and inventories from the comparable prior year period, partially offset by the increase in net income from US$1,170,779 to US$1,678,000 and an increase in other payables and accrued liabilities. Net cash used in operating activities for the year ended December 31, 2009 was US$746,284, compared to net cash provided by operating activities of US$188,193 for the year ended December 31, 2008.  This increase was largely due to an increase in other receivables of US$9,305,535, offset in part by an increase in net income of US$1,231,173, as well as a decrease in inventory of US$1,934,742 and an increase in other accrued liabilities of US$4,412,854.

Net cash provided by (used in) investing activities

Net cash used in investing activities was US$0 and US$2,892 for the six months ended June 30, 2010 and 2009, respectively, and was attributable in 2009 to purchases of plant and equipment.  Net cash used in investing activities for the year ended December 31, 2009 was US$2,892, related to the purchase of property, plant and equipment.  XYT undertook no investing activities during the year ended December 31, 2008.

Net cash provided by financing activities

Net cash provided by financing activities was US$933,762 for the six months ended June 30, 2010 and was comprised of borrowings received from a bank loan from Kunming Wuhua Branch of Fudian Bank and decrease in restricted cash.  Net cash used in financing activities during the six months ended June 30, 2009 was US$26,367 and related to an increase in restricted cash.  Net cash provided by financing activities for the year ended December 31, 2009 was US$706,263, consisting primarily of US$732,638 of proceeds received from the bank loan from Kunming Wuhua Branch of Fudian Bank.  Cash used in financing activities for the year ended December 31, 2008 was US$119,881 and related primarily to an increase in restricted cash, offset in part by capital contributions from stockholders.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

As of December 31, 2009, XYT did not have any long-term debt or purchase obligations.  XYT leases its office and warehouse pursuant to a lease with a term from April 1, 2005 to March 31, 2015, for a total rental rate and property management fee of RMB580,000 (approximately US$250,000) per year.

Off-Balance Sheet Arrangements

XYT has not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. XYT has not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, XYT does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. XYT does not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

XYT’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the dates of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting periods. XYT bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.  Significant estimates include:

Valuation of accounts receivable

An allowance for impairment of trade and other receivables is established when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of receivables. The amount of the allowance is the difference between the receivables’ carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate computed at initial recognition. The amount of the allowance is recognised in the income statement.

Inventories

Net realisable value of inventories is the estimated selling price in the ordinary course of business, less the estimated costs of completion and the estimated costs necessary to make the sale.  For the years ended December 31, 2009 and 2008, the Company recorded no allowance for slow-moving and obsolete inventories.

Deferred income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realised. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income and comprehensive income in the periods that includes the enactment date.

Useful lives of plant and machinery

Depreciation of property, plant and equipment is calculated to write off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives. The principal annual rates are as follows:

Machinery	5 years
Motor Vehicles	4 years
Office equipment	3 years

Recently Issued Accounting Pronouncements

In March 2008, the FASB issued SFAS No. 161, Disclosures About Derivative Instruments And Hedging Activities (an amendment to SFAS No. 133). This statement is effective for financial statements issued for fiscal year and interim periods beginning after November 15, 2008 and requires enhanced disclosures with respect to derivative and hedging activities. XYT will comply with the disclosure requirements of this statement if it utilizes derivative instruments or engages in hedging activities upon its effectiveness.

In April 2008, the FASB issued FASB Staff Position No. 142-3, Determination Of The Useful Life Of Intangible Assets (“FSP No. 142-3”) to improve the consistency between the useful Iife of a recognized intangible asset (under SFAS No. 142) and the period of expected cash flows used to measure the fair value of the intangible asset (under SEAS No. 141(R)). FSP No. 142-3 amends the factors to be considered when developing renewal or extension assumptions that are used to estimate an intangible asset’s useful life under SFAS No. 142. The guidance in the new staff position is to be applied prospectively to intangible assets acquired after December 31, 2008. In addition, FSP No.142-3 increases the disclosure requirements related to renewal or extension assumptions. XYT does not believe implementation of FSP No. 142-3 have a material impact on its financial statements.

In May 2008, the FASB issued statement No. 162, The Hierarchy Of Generally Accepted Accounting Principles. This statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”.

In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) 14-1 “Accounting for Convertible Debt Instruments That May Be Settled In Cash Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis. As XYT does not have convertible debt at this time, XYT currently believes the adoption of FSP APB 14-1 will have no effect on its combined results of operations and financial condition.

In May 2008, the FASB issued Statement No. 163, Accounting for Finance Guarantee Insurance Contracts - An Interpretation of FASB Statement No. 60. The premium revenue recognition approach for a financial guarantee insurance contract links premium revenue recognition to the amount of insurance protection and the period in which it is provided. For purposes of this statement, the amount of insurance protection provided is assumed to be a function of the insured principal amount outstanding, since the premium received requires the insurance enterprise to stand ready to protect holders of an insured financial obligation from loss due to default over the period of the insured financial obligation. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008.

In June 2008, the FASB issued FASB Staff Position Emerging Issues Task Force (EITF) No. 03-6-1, Determining Whether Instruments Granted In Share-Based Payment Transactions Are Participating Securities (“FSP EITF No. 03-6-1”). Under FSP EITF No. 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends (whether paid or unpaid) are participating securities, and should be included in the two-class method of computing EPS. FSP EITF No. 03-6-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those years, and is not expected to have a significant impact on the financial statements.

In April 2009, the FASB issued FSP 157-4, Determining Fair Value When The Volume And Level Of Activity For The Asset Or Liability Have Significantly Decreased And Identifying Transactions That Are Not Orderly (“FSP 157-4”). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. FSP 157-4 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, FSP 157-4 requires comparative disclosures only for periods ending after initial adoption. The adoption of the provisions of FSP 157-4 is not anticipated to materially impact on XYT’s results of operations or the fair values of its assets and liabilities.

In May 2009, the FASB issued FSP SFAS 165 “Subsequent Events”. The objective of this Statement is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 is effective for the interim and annual periods ending after June 15, 2009, which is now codified as FASB ASC 855 “Subsequent Events”. The adoption of FASB ASC 855 did not have a material impact on XYT’s financial position, results of operations and cash flows. Effective February 24, 2010, XYT adopted Accounting Standards Update (“ASU”) No. 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements”, which removes the requirement to disclose the date through which subsequent events have been evaluated. The adoption of the ASU did not have a material impact on XYT’s financial position, results of operations and cash flows.

In June 2009, the FASB issued SFAS No. 166 Accounting For Transfers Of Financial Assets (“SFAS 166”). This statement is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, and is required to be adopted by XYT in the first quarter of fiscal year 2011. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date. XYT does not expect the adoption of SFAS 166 to have a material impact on its financial position, results of operations and cash flows.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which is codified as ASC 810. ASC 810 amends FASB Interpretation No. 46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under ASC 810, an enterprise has a controlling financial interest when it has a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. ASC 810 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance.

ASC 810 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. ASC 810 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. ASC 810 is effective for XYT in the first quarter of fiscal 2011. XYT is currently evaluating the effect of ASC 810 on its financial statements and results of operation and is currently not yet in a position to determine such effects.

In June 2009, the FASB issued SPAS 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No 162”, which supersedes all existing non-SEC accounting and reporting standards. The codification does not change GAAP but rather organizes it into a new hierarchy with two levels; authoritative and non-authoritative. All authoritative GAAP carries equal weight and is organized in a topical structure. The adoption of SPAS 168 did not have a material impact on XYT’s financial position, results of operations and cash flows.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value”, which is codified as ASC 820, “Fair Value Measurements and Disclosures”. This Update provides amendments to ASC 820-10, Fair Value Measurements and Disclosures –Overall, for the fair value measurement of liabilities. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities or similar liabilities when traded as assets, or that is consistent with the principles of ASC 820. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents transfer of the liability.

The amendments in this Update also clarify that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the assets are required are Level 1 fair value measurements. ASC 820 is effective for the first reporting period (including interim periods) beginning after August 28, 2009. The adoption of this Update did not have a significant impact to XYT’s financial statements.

In September 2009, the FASB issued ASU No. 2009-06, “Income Taxes (Topic 740)—Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, and it provides implementation guidance on accounting for uncertainty in income taxes effective for interim and annual reporting period ending on or after September 15, 2009. The adoption of ASU No. 2009-06 did not have any impact on XYT’s financial position, results of operations and cash flows.

In December 2009, the FASB issued ASU No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities (“ASU 2009-17”)”. ASU 2009-17 amends the variable-interest entity guidance in FASB ASC 810-10-05-8 to clarify the accounting treatment for legal entities in which equity investors do not have sufficient equity at risk for the entity to finance its activities without financial support. ASU 2009-17 shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. ASU 2009-17 is effective for XYT in the first quarter of fiscal 2011. XYT is currently evaluating the effect of ASU 2009-17 on its consolidated financial statements and results of operation and is currently not yet in a position to determine such effects.

None of the above new pronouncements has current application to XYT, but may be applicable to XYT’s future financial reporting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Prior To Exchange Transaction

The Company has only one class of stock outstanding, its common stock.  The following table sets forth certain information as of September 14, 2010 prior to the closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of September 14, 2010, there were 45,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Aidan Hwuang(2) President, Chief Financial Officer and Director 10E, Building 7 Xi Hai Wan Garden Shen Zhen 518000	―	―

Gregory D. Tse Director 1155 Yu Yuan Road Building 4, Suite 103 Shanghai, China 200050	―	―

Roderick C. Macutay(3) Director #78 N. Cuevas St. Calawaan Sur Pasig City Philippines	12,500,000	27.78%
All Officers and Directors as a Group	12,500,000	27.78%
5% Stockholders

Tina Suava(4) B3 L11 Kristina Homes Brgy Sta Cruz Antipolo City, Rizal Philippines	12,500,000	27.78%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
On June 7, 2010, Mr. Aidan Hwuang was appointed to the Company’s Board of Directors, and on June 8, 2010, Mr. Hwuang was appointed as the Company’s President, Chief Financial Officer, and Secretary.  Mr. Hwuang resigned as the Company’s President, Chief Financial Officer and Secretary on September 15, 2010 as a condition to the closing of the Exchange Agreement, but continues to serve as a member of the Company’s Board of Directors.

(3)
On June 8, 2010, Mr. Macutay resigned as President and Treasurer of the Company.  Mr. Macutay continued to serve as a member of the Company’s Board of Directors until his resignation on September 15, 2010 as a condition to the closing of the Exchange Agreement.

(4)	Ms. Suava resigned as our Secretary and Director on June 8, 2010.

Security Ownership After Exchange Transaction

The following table sets forth certain information as of September 15, 2010, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock.  As of September 15, 2010, after giving effect to the Closing of the Exchange Transaction, there were 60,000,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers

Zhen Jiang Wang Chairman and Chief Executive Officer People West Road 504, Room 819 West Ren Min Road Kunming Yunnan Province	15,000,000	25.00%

Jing Gong President People West Road 504, Room 819 West Ren Min Road Kunming Yunnan Province	―	―

Yong Kang Chen Senior Vice President, Quality Control West Circle Road 291 Block B, 2403 Wuhua District Kunming Yunnan Province	―	―

Yi Jai Li Chief Financial Officer News Road No. 447 Kunming Yunnan Province	―	―

Aidan Hwuang(2) Director 10E, Building 7 Xi Hai Wan Garden Shen Zhen 518000	―	―

Gregory D. Tse Director 1155 Yu Yuan Road Building 4, Suite 103 Shanghai, China 200050	―	―

All Officers and Directors as a Group	15,000,000	25.00%

5% Stockholders

Roderick C. Macutay(3) #78 N. Cuevas St. Calawaan Sur Pasig City Philippines	12,500,000	20.83%

Tina Suava(4) B3 L11 Kristina Homes Brgy Sta Cruz Antipolo City, Rizal Philippines	12,500,000	20.83%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
On June 7, 2010, Mr. Aidan Hwuang was appointed to the Company’s Board of Directors, and on June 8, 2010, Mr. Hwuang was appointed as the Company’s President, Chief Financial Officer, and Secretary.  Mr. Hwuang resigned as the Company’s President, Chief Financial Officer and Secretary on September 15, 2010 as a condition to the closing of the Exchange Agreement, but continues to serve as a member of the Company’s Board of Directors.

(3)
On June 8, 2010, Mr. Macutay resigned as President and Treasurer of the Company.  Mr. Macutay continued to serve as a member of the Company’s Board of Directors until his resignation on September 15, 2010 as a condition to the closing of the Exchange Agreement.

(4)	Ms. Suava resigned as our Secretary and Director on June 8, 2010.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors are:

Name	Age	Position

Zhen Jiang Wang	53	Chairman and Chief Financial Officer
Aidan Hwuang	37	Director
Gregory D. Tse	51	Director
Jing Gong	37	President
Yong Kang Chen	73	Senior Vice President, Quality Control
Yi Jia Li	41	Chief Financial Officer

Zhen Jiang Wang

Mr. Wang founded XYT in 2002, served as its general manager until 2009, and is currently serving as its Executive Director.  Prior to establishing XYT, Mr. Wang served as Vice President of the Sales Department of Yun Nan Provincial Pharmacies Co., Ltd from 1998 to 2001, general manager of Yun Nan Tuo Xin Equipments and Electronics Trading Co. Ltd from 1994 to 1997, and prior to that, as Executive Director of Kun Ming Feng Ning Department Store. Mr. Wang is a 1994 graduate from He Bei Architecture Institute in the People’s Republic of China, majoring in Architecture Engineering.  Mr. Wang was appointed to the Company’s Board of Directors due to his tremendous knowledge of the pharmaceutical industry in China, as well as his corporate leadership experience in China.  The Company believes that Mr. Wang’s knowledge of the pharmaceutical business environment of the PRC will be an invaluable resource as the Company seeks to expand its business in the PRC.

Aidan Hwuang

Mr. Hwuang is currently a partner at the Guang He Law Firm, a position he has held since April 2010.  Previously, Mr. Hwuang served as a senior partner and the Shenzhen office manager with V&T Law Firm from August 2008 to March 2010, specializing in corporate law, acquisitions and litigation.  From June 2003 to July 2008, Mr. Hwuang served as senior attorney and Shenzhen Office Manager of Lehman, Lee & Xu Law Firm.  Mr. Hwuang also currently serves as the Chief Executive Officer, Chief Financial Officer, and a Director of Bakhu Holdings Corp., a publicly traded company quoted on the Over-the-Counter Bulletin Board (OTCBB: BKUH).  Mr. Hwuang  is a member of the National Bar Association in the People’s Republic of China (“PRC”) and has over 15 years experience practicing law in the PRC.  In addition to his Chinese law degree, Mr. Hwuang also has earned a LL.M from the University of Aberdeen School of Law in Scotland.  Mr. Hwuang was appointed to the Company’s Board of Directors due to his over 16 years of experience practicing law in the PRC, as well as his public company leadership experience.  The Company believes that Mr. Hwuang’s knowledge of the legal and business environment of the PRC will be an invaluable resource as the Company seeks to expand its business in the PRC.

Gregory D. Tse

Mr. Tse has over 25 years of international finance, marketing, media, PR and advertising experience with an extensive brand management track record in North America, Hong Kong and China.  In China, Mr. Tse has helped many international brands to enter into the marketplace before moving on to become one of China’s first communications/media M&A specialists.  Mr. Tse most recently served as Head of China Advisory for Calneva Financial Group from July 2004 to the present date, providing investment banking services for merger and acquisitions in the information technology, media, energy, infrastructure and natural resources areas. Previously, Mr. Tse’s media and marketing communications career included heading up several multinational advertising and PR agencies, including from May 1997 to June 2004, when Mr. Tse served as Managing Director at Publicis China, a communications group, were he managed the China national offices.  Mr. Tse has also served as a member of the Board of Directors of i-Level Media Group Incorporated (PK: ILVL) from July 2008 to January 2009.  Mr. Tse has also traveled extensively in China as the Chief Communications Officer for CORA (China’s Old Revolution Area), a NGO with a mandate to develop China’s rural areas, and started many humanitarian projects to fund education there.  Mr. Tse graduated from the School of Architecture at University of Waterloo, Canada.  Mr. Tse was appointed to the Company’s Board of Directors due to his over 25 years of experience, primarily in China, as well as his public company board and management experience.  The Company believes that Mr. Tse’s knowledge of investment banking services and mergers and acquisitions will be an invaluable resource as the Company may seek additional capital to expand its business in the PRC subsequent to the closing of the Exchange Transaction, described on the Company’s Current Report on Form 8-K, dated August 23, 2010.  The Company also believes that Mr. Tse’s knowledge of brand management and marketing will aid the Company in expanding the brand awareness of its pharmaceutical distribution operations subsequent to the closing of the Exchange Transaction.

Jing Gong

Ms. Jing Gong is the General Manager of FCPG HK and XYT. She is one of the founding shareholders of XYT and has broad experience in retailing and the pharmaceutical industry. She was the General Manager of Kun Ming Feng Ning Department Store and the sales manager of Yun Nan Tuo Xin Equipments and Electronics Trading Co. Ltd prior to helping establish XYT.  Ms. Gong is a graduate from He Bei University, PRC in 1999, majoring in Economic Management.

Yong Kang Chen

Mr. Yong Kang Chen is the Senior Vice President, Quality Control of FCPG HK and XYT.  Mr. Chen has been involved in the pharmaceutical industry for over 47 years. He has been the General Manager of XYT since 2002.  He has also held the following positions within the pharmaceutical industry in China:

•	Director of pharmaceutical section of No. 1 People’s Hospital of Dong Chuan City.
•	Director of Pharmaceutical Inspection Department of Dong Chuan City.
•	Vice Director of Dong Guan Bureau of Hygiene.
•	Director of Dong Guan Science and Technology Committee.
•	Director of Kun Ming Pharmaceutical Inspection Department.
•	Chief Supervisor of Kun Ming Municipal Pharmacies Co., Ltd.

Mr. Chen Graduated from Nan Jing Pharmaceutical College in 1963, majoring in Pharmacy.

Yi Jia Li

Ms. Yi Jia Li is the Chief Financial Officer of XYT and FCPG HK.  Ms. Li joined XYT in 2009 after working as the financial manager for Yun Nan Rui Ming Audio and Video Equipments Co., Ltd. from 2005 to 2009 and the accounting manager for Yun Nan Bai Feng Real Estate Co., Ltd. from 2000 to 2005. Ms. Li Graduated from Yun Nan University in 1999, majoring in Accounting and Auditing. Ms. Li is a certified Accounting Professional in the PRC, receiving this designation in 2002.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

Our Directors and Executive Officers have not been involved in any of the following events during the past ten years:

1.           any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.           any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.           being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.           being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.           being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.           being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our Board of Directors held no formal meetings during the 12 month period ended March 31, 2010.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither our current nor proposed directors are independent directors as defined in the NASD listing standards.

After the change in the Board of Directors, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 delivered to us as filed with the Securities Exchange Commission, our executive officers and directors, and persons who own more than 10% of our Common Stock timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o First China Pharmaceutical Group, Inc., 800 Bellevue Way, Suite 400, Bellevue, Washington 98004.

Board Leadership Structure and Role on Risk Oversight

Aidan Hwuang currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of  Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the last fiscal year.

Executive Compensation - New Executive Officers

The following summary compensation table indicates the cash and non-cash compensation earned from XYT during the fiscal years ended December 31, 2009 and 2008 by the executive officers of XYT and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total

Zhen Jiang Wang (1)	2009	US$	8,825	nil	nil	nil	nil	nil	US$	8,825
Chairman	2008	US$	8,825	nil	nil	nil	nil	nil	US$	8,825

Jing Gong	2009	US$	8,825	nil	nil	nil	nil	nil	US$	8,825
President	2008	US$	8,825	nil	nil	nil	nil	nil	US$	8,825

Yi Jia Li	2009	US$	6,000	nil	nil	nil	nil	nil	US$	6,000
Chief Financial Officer	2008	US$	6,000	nil	nil	nil	nil	nil	US$	6,000

Yong Kang Chen	2009	US$	4,600	nil	nil	nil	nil	nil	US$	4,600
Senior Vice President, Quality Control	2008	US$	4,600	nil	nil	nil	nil	nil	US$	4,600

(1) Pursuant to the Exchange Agreement, the Company has agreed that, beginning with the quarter ending September 30, 2010, the Company will pay to Mr. Wang a bonus payment based on two percent (2%) of the quarterly gross sales of XYT, as calculated and disclosed in the financial statements included in the Company’s filings with the Commission. Such agreement shall provide that the bonus payment shall be made on a quarterly basis, within fifteen (15) days after the filing of a Form 10-K or Form 10-Q with the Commission containing financial statements of the Company.

None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

The Company is party to employment agreements with two of its executive officers, Yong Kang Chen and Yi Jia Li, providing for monthly salaries of RMB2,600 (approximately US$385) and RMB3,400 (approximately US$500), respectively.  Each employment agreement commenced on June 1, 2009 and will terminate on May 31, 2011.  The employment agreements each provide for the Company to arrange social insurance for the executive officers and the termination by the Company or executive officer upon 30 days notice upon the occurrence of a limited number of circumstances.  The employment agreements for Mr. Chen and Ms. Li are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.  Except for Aidan Hwuang, the new directors and executive officers were not directors or executive officers of the Company prior to the Closing of the Exchange Transaction, did not hold any position with the Company prior to the Closing of the Exchange Transaction nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Although we have not adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.  These policies and procedures are not evidenced in writing.

Related Party Transactions

As of June 30, 2010, there is a balance owing to one of our stockholders in the amount of US$12,752.  This balance is unsecured, non-interest bearing and has no specific terms of repayment.

Director Independence

During the year ended March 31, 2010, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is not listed on any stock exchange.  Although our common stock is currently quoted on the OTCQB under the symbol “FCPG,” there is no established public market for shares of our common stock, and no trades of our common stock have taken place on the OTCQB.

Holders

Prior to the Exchange Transaction, there were approximately 34 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent.  Our transfer agent is Routh Stock Transfer, Inc.  The transfer agent’s address is 6860 North Dallas Parkway, Suite 200, Plano, Texas 75024, and its phone number is (972) 381-2782

After the Closing of the Exchange Transaction, there were approximately 35 shareholders of record of our common stock.

Dividends

We have never paid cash dividends on our common stock.  We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.  Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant.  Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share, of which 60,000,000 shares are issued and outstanding subsequent to the Closing of the Exchange Transaction.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

As previously disclosed on a Current Report on Form 8-K filed with the SEC on August 7, 2009, Moore and Associates, Chartered was dismissed as our independent accountant on August 7, 2009.  On August 7, 2009, we engaged Seale and Beers, CPAs as our new independent registered public accounting firm.  As previously disclosed on a Current Report on Form 8-K filed with the SEC on October 23, 2009, on October 18, 2009, we dismissed Seale and Beers, CPAs, which had not provided any services to our company from the period between its engagement and dismissal.  On October 8, 2009, our Board of Directors approved the appointment of Li & Company, PC as our independent registered public accounting firm.  As previously disclosed on a Current Report on Form 8-K filed with the SEC on August 26, 2010, on August 24, 2010, Li & Company, PC resigned as our independent registered public accounting firm, and our Board of Directors approved the appointment of Parker Randall CF (H.K.) CPA Limited as our independent registered public accounting firm, effective August 25, 2010.  In connection with each of these changes in accountants, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) or reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Bylaws for its directors and officers:

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that his conduct was unlawful.

The Company shall indemnify, to the maximum extent permitted by the law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the prior two paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Company against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such defense.  Any indemnification under the prior two paragraphs, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in the prior two paragraphs.  Such determination shall be made:

(i)	by the stockholders;

(ii)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to such act, suit or proceeding;

(iii)	if such a quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or

(iv)	if such a quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion.

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors unless it is ultimately determined that such director, officer, employee or agent is not entitled to be indemnified by the Company as authorized in the Bylaws or as provided by law.

The indemnification provided by the Bylaws:

(i)
does not exclude any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office; and

(ii)	shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(g)           The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or as serving at the request of the Company as a director, officer, employee, or agent of another Company, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Bylaws.

Section 3 - Securities and Trading Markets

Item 3.02.	Unregistered Sale of Equity Securities

As more fully described in Item 2.01 above, in connection with the Exchange Agreement, on the Closing Date, we issued a total of 15,000,000 shares of our common stock to Mr. Zhen Jiang Wang (the “FCPG HK Stockholder”) in exchange for 100% of the capital stock of FCPG HK.  Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.  The issuance of the common stock to the FCPG HK Stockholder pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and Regulation D and Regulation S thereof.  We made this determination based on the representations of the FCPG HK Stockholder which included, in pertinent part, that such shareholder was an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such shareholder was acquiring our common stock, for investment purposes for his own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such shareholder understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Section 5 - Corporate Governance and Management

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure in Item 2.01 with respect to our new executive officers and directors subsequent to the closing of the Exchange Transaction is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  From and after the Closing of the transactions under these agreements, our primary operations consist of the business and operations of FCPG HK and XYT.  Accordingly, we are disclosing information about FCPG HK and XYT’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Reference is made to the voluntary share exchange transaction under the Exchange Agreement, as described in Item 1.01, which is incorporated herein by reference.  As a result of the closing of the voluntary share exchange transaction, our primary operations consist of the business and operations of FCPG HK and XYT.  For accounting purposes, in the Exchange Transaction, we are the accounting acquiree and FCPG HK is the accounting acquirer.

We are presenting the financial statements of XYT, the operating subsidiary, as of and for the years ended December 31, 2009, 2008 and 2007 and the consolidated financial statements of FCPG HK as of June 30, 2010, after giving effect to the acquisition of XYT by FCPG HK.

(a)	Financial Statements of the Business Acquired

The audited consolidated financial statements of XYT for the years ended December 31, 2009, 2008, and 2007, the unaudited pro forma consolidated financial statements of FCPG HK as of and for the six months ended June 30, 2010 and the unaudited consolidated financial statements of FCPG HK from the date of incorporation to June 30, 2010, including the notes to such financial statements, are incorporated herein by reference to Exhibits 99.1(a), 99.1(b) and 99.1(c) of this Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial statements of the Registrant and XYT for the years ended March 31, 2010 and December 31, 2009, respectively, and the pro forma financial statements of the Registrant and FCPG HK for the six months ended June 30, 2010, including the notes to such financial statements, are incorporated by reference to Exhibits 99.2(a) and 99.2(b) of this Form 8-K.

(c)	Shell Company Transactions

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)	Exhibits

Exhibit

Number	Description

2.1	Share Exchange Agreement, dated August 23, 2010 (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed on August 24, 2010)

3.1	Articles of Incorporation of the Registrant, dated July 31, 2007, including all amendments to date

3.2	Amended and Restated Bylaws of the Registrant, as amended, dated June 1, 2010 (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed on June 30, 2010)

4.1	Form of Stock Specimen Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed on May 28, 2008)

10.1	Labour Contract, commencing June 1, 2009, by and between Yun Nan Xin Yuan Tang Pharmacies Co. Ltd. and Yong Kang Chen

10.2	Labour Contract, commencing June 1, 2009, by and between Yun Nan Xin Yuan Tang Pharmacies Co. Ltd. and Yi Jia Li

10.3	Lease Agreement, commencing April 1, 2005, by and between Kun Ming Xin Yuan Tang Pharmaceuticals Co., Ltd. and No. 1 Residents Group of Liang Yuan Community

10.4	Authorization Agreement, dated as of July 12, 2006, between XYT and Mr. Zhen Jiang Wang

16.1	Letter from Moore and Associates, Chartered, dated August 7, 2009 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on August 7, 2009)

16.2	Letter from Moore and Associates, Chartered, dated September 1, 2009 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K/A filed on September 2, 2009)

16.3	Letter from Seale and Beers, CPAs, dated October 19, 2009 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on October 23, 2009)

16.4	Letter from Li & Company, PC, dated August 25, 2010 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on August 26, 2010)

21	First China Pharmaceutical Group Limited, a Hong Kong company; Kun Ming Xin Yuan Tang Pharmacies Co. Ltd., a company organized under the laws of the People’s Republic of China

99.1(a)*	XYT Audited Financial Statements for the years ended December 31, 2009, 2008 and 2007

99.1(b)*	FCPG HK Pro Forma Unaudited Financial Statements for the six months ended June 30, 2010

99.1(c)	FCPG HK Unaudited Financial Statements from the date of incorporation to June 30, 2010

99.2(a)*	Pro Forma Financial Statements of the Registrant and XYT as of and for the year ended March 31, 2010

99.2(b)*	Pro Forma Financial Statements of the Registrant and FCPG HK as of and for the periods ended June 30, 2010

99.3	License of Internet Drug Information Service

99.4	Enterprise Legal Person Business License of XYT

* Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First China Pharmaceutical Group, Inc.

Dated: July 15, 2011	By:	/s/ Zhen Jiang Wang
Zhen Jiang Wang Chairman and Chief Executive Officer